Certain confidential information contained in this document, marked by “[***]”, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
EXECUTION VERSION
SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
Between:
EVERBANK, N.A., as Buyer,
and
LOANDEPOT.COM, LLC, as Seller

Dated as of December 28, 2023
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TABLE OF CONTENTS
    -i-
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    -ii-
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SCHEDULES AND EXHIBITS
SCHEDULE 1    Schedule of Representations and Warranties with Respect
    to the Mortgage Loans
EXHIBIT A    Form of Opinion Letter
EXHIBIT B    Form of Servicer Notice
EXHIBIT C    Form of Power of Attorney
    -iii-
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SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
This SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT, dated as of December 28, 2023 (the “Amendment Effective Date”), between LOANDEPOT.COM, LLC, a Delaware limited liability company (“Seller”) and EVERBANK, N.A., formerly known as TIAA, FSB (“Buyer”).
RECITALS
A.Seller, Buyer and Signature Bank, entered into an Amended and Restated Master Repurchase Agreement, dated as of November 15, 2021 (as the same has been amended, restated, or otherwise modified from time to time, the “Existing MRA”); and
B.Seller and Buyer desire to amend the Existing Agreement in its entirety by amending and restating it.
NOW, THEREFORE, in consideration of the mutual rights and obligations provided herein and for other good valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and Buyer agree as follows:
SECTION 1.APPLICABILITY; INCORPORATION OF EVERBANK WAREHOUSE CUSTOMER GUIDE AND PRICING LETTER
From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer, Eligible Mortgage Loans on a servicing released basis against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Eligible Mortgage Loans on a servicing released basis at a date certain after the related Purchase Date, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and shall be governed by this Agreement (including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder), unless otherwise agreed in writing.
The EverBank Warehouse Customer Guide is one of the Facility Documents as defined below. The EverBank Warehouse Customer Guide is incorporated by reference into this Agreement and Seller agrees to adhere to all terms, conditions and requirements of the EverBank Warehouse Customer Guide. Buyer may amend the EverBank Warehouse Customer Guide from time to time as provided in Section 36(e). In the event of a conflict or inconsistency between this Agreement and the EverBank Warehouse Customer Guide, the terms of this Agreement shall govern. Seller’s execution and delivery of this Agreement constitutes Seller’s acknowledgment of receipt of the EverBank Warehouse Customer Guide and Seller’s agreement to the terms and conditions set forth therein and herein with respect thereto.
The Pricing Letter is one of the Facility Documents as defined below. The Pricing Letter is incorporated by reference into this Agreement and Seller agrees to adhere to all terms, conditions and requirements of the Pricing Letter as incorporated herein. In the event of a conflict or inconsistency between this Agreement and the Pricing Letter, the terms of the Pricing Letter shall govern.
SECTION 2.DEFINITIONS
Capitalized terms used but not defined herein shall have the respective meanings set forth in the Pricing Letter. As used herein, the following terms shall have the following meanings (all terms defined in this Section 2 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
“1934 Act” shall have the meaning set forth in Section 33 hereof.

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“Accepted Servicing Practices” shall mean, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.
“Adjusted Net Income” shall have the meaning set forth in the Pricing Letter.
“Adjustable Rate Loan” shall mean a Mortgage Loan that provides for the adjustment of the Mortgage Interest Rate payable in connection with such Mortgage Loan.
“Adjusted Tangible Net Worth” shall have the meaning set forth in the Pricing Letter.
“Affiliate” shall mean with respect to any specified entity, any other entity controlling or controlled by or under common control with such specified entity. For the purposes of this definition, “control” when used with respect to a specified entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” having meanings correlative to the foregoing. For removal of doubt none of the Permitted Holders, MTH Mortgage, LLC, MSC Mortgage, LLC, TRI Pointe Connect, LLC, Farm Bureau Mortgage, LLC, LGI Mortgage Solutions LLC, Henlopen Mortgage, LLC, BRP Home Mortgage, LLC, Heartwood Mortgage, LLC, Commercial Agency USA, LLC, or any joint venture formed by Seller after the date hereof shall be considered an Affiliate for purposes of this Agreement or any other Facility Document.
“Agency” shall mean Freddie Mac, Fannie Mae or Ginnie Mae, as applicable.
“Agency-Required eNote Legend” shall mean the legend or paragraph required by Fannie Mae or Freddie Mac, as applicable, to be set forth in the text of an eNote, as may be amended from time to time by Fannie Mae or Freddie Mac, as applicable.
“Aging Limit” shall have the meaning specified in the Pricing Letter.
“Agreement” shall mean this Second Amended and Restated Master Repurchase Agreement between Buyer and Seller, dated as of the date hereof, as the same may be amended, supplemented or otherwise modified in accordance with the terms hereof.
“ALTA” shall mean the American Land Title Association, or any successors thereto.
“Amendment Effective Date” shall have the meaning set forth in the Preamble.
“Annual Financial Statement Date” shall have the meaning set forth in the Pricing Letter.
“Anti-Money Laundering Laws” shall have the meaning set forth in Section 11(z) hereof.
“Appraisal” shall mean an appraisal by a licensed appraiser selected in accordance with Agency guidelines and not identified to Seller as an unacceptable appraiser by an Agency, and who is experienced in estimating the value of property of that same type in the community where it is located, and who — unless approved by Buyer on a case-by-case basis — is not, and is not a Relative of or a Relative of a spouse of, an owner, director, officer or employee of Seller or any of its Affiliates, a signed copy of the written report of which Appraisal is in the possession of Seller or the Subservicer.
“Appraised Value” shall mean the value set forth in an Appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property or in the case of property inspection waiver Mortgage Loans, the value accepted by Fannie Mae or Freddie Mac’s automated underwriting system as the value of the Mortgaged Property.
“Appropriate Federal Banking Agency” shall have the meaning ascribed to it by Section 1813(q) of Title 12 of the United States Code, as amended from time to time.

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“Approved CPA” shall mean a certified public accountant approved by Buyer in writing in its sole discretion.
“Approved Fund” shall mean any Fund that is administered or managed by (a) Buyer, (b) an Affiliate of Buyer or (c) an entity or an Affiliate of an entity that administers or manages Buyer.
“Approved Flood Policy Insurer” shall mean any of the insurers approved by Buyer in its sole and absolute discretion.
“Approved Hedging Manager” shall mean a [***].
“Approved Mortgage Product” shall have the meaning specified in the Pricing Letter.
“Asset Value” shall mean with respect to each Purchased Mortgage Loan that is:
(a)    an Eligible Mortgage Loan, the applicable Purchase Price Percentage for such Purchased Mortgage Loan multiplied by the least of (i) the Market Value of such Mortgage Loan, (ii) the outstanding principal balance of such Mortgage Loan, and (iii) the purchase price for such Mortgage Loan set forth in the related Takeout Commitment; and
(b)    not an Eligible Mortgage Loan, zero.
(c)    Notwithstanding and without limiting the generality of the foregoing, Seller acknowledges that the Asset Value of a Purchased Mortgage Loan may be reduced to zero by Buyer, in its sole discretion, without notice, if:
(i)    such Purchased Mortgage Loan ceases to be an Eligible Mortgage Loan;
(ii)    the Purchased Mortgage Loan has been released from the possession of Custodian (other than to a Takeout Investor pursuant to a Bailee Letter) for a period in excess of [***];
(iii)    the Purchased Mortgage Loan has been released from the possession of Custodian to a Takeout Investor pursuant to a Bailee Letter for a period in excess of [***];
(iv)    the Purchased Mortgage Loan is a Wet Mortgage Loan for which the related Mortgage File has not been received by Custodian by the Wet Delivery Deadline for such Purchased Mortgage Loan;
(v)    such Purchased Mortgage Loan is rejected by the related Takeout Investor;
(vi)    such Purchased Mortgage Loan is or becomes a Defective Mortgage Loan or a Delinquent Mortgage Loan;
(vii)    such Purchased Mortgage Loan has been subject to a Transaction hereunder for a period of greater than the applicable Transaction Term Limitation;
(viii)    Buyer has determined in its sole discretion that the Purchased Mortgage Loan is not eligible for whole loan sale or securitization in a transaction consistent with the prevailing sale and securitization industry with respect to substantially similar Mortgage Loans; or

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(ix)    such Purchased Mortgage Loan contains a breach of a representation or warranty made by Seller in this Agreement.
The aggregate Asset Value of Mortgage Loans included in any Concentration Category shall not exceed the Concentration Limit applicable to such Concentration Category.
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by Buyer and an assignee (with the consent of any party whose consent is required by Section 18(b)), in form and substance approved by Buyer.
“Assignment of Mortgage” shall mean an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage, in the form and substance as it relates to assignee information approved by Buyer.
“Assignment of Proprietary Lease” shall mean the specific agreement creating a first Lien on and pledge of the Co-op Shares and appurtenant Proprietary Lease securing a Co-op Loan.
“Authoritative Copy” shall mean, with respect to an eNote, the unique copy of such eNote that is within the Control of the Controller.
“Bailee Letter” shall have the meaning assigned to such term in the Custodial Agreement.
“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.
“Business Day” shall mean a day other than (i) a Saturday or Sunday, (ii) any day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in the State of New York, the State of California or the State of Florida, or (iii) any day on which the Federal Reserve is closed.
“Buyer” shall mean EverBank, N.A., its successors in interest and assigns and, with respect to Section 7, its participants.
“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.
“Cash Equivalents” shall have the meaning specified in the Pricing Letter.
“Central Elements” shall mean and includes the value of a substantial part of the Purchased Mortgage Loans; the prospects for payment of each portion the Repurchase Price, both Purchase Price and Price Differential, when due; the validity or enforceability of this Agreement and the other Facility Documents and, as to any Person referred to in any reference to the Central Elements, such Person’s and its consolidated Subsidiaries’ property, business operations, financial condition and ability to fulfill and perform its obligations under this Agreement and the other Facility Documents to which it is a party, each taken as a whole, and such Person’s prospects of continuing in business as a going concern.
“Change in Control” shall have the meaning specified in the Pricing Letter.
“Closing Protection Letter” shall mean a letter of indemnification from a title insurer addressed to Seller and/or Buyer or for which Buyer is a third party beneficiary, with coverage that is customarily acceptable to Persons engaged in the origination of mortgage loans, identifying the Settlement Agent covered thereby and indemnifying Seller and Buyer (directly or as a third party beneficiary) against losses incurred due to malfeasance or fraud by the Settlement Agent or the failure of

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the Settlement Agent to follow the specific escrow instructions specified by Seller to the Settlement Agent or otherwise by Buyer with respect to the closing of the Mortgage Loan. The Closing Protection Letter shall be either with respect to the individual Mortgage Loan being purchased pursuant hereto or a blanket Closing Protection Letter which covers closings conducted by the Settlement Agent in the jurisdiction in which the closing of such Mortgage Loan takes place.
“CLTA” shall mean the California Land Title Association, or any successors thereto.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Concentration Category” shall have the meaning specified in the Pricing Letter.
“Concentration Limit” shall mean, for each Concentration Category, the applicable limitation set forth in the Pricing Letter.
“Confidential Terms” shall have the meaning set forth in Section 31 hereof.
“Conforming Mortgage Loan” shall have the meaning set forth in the Pricing Letter.
“Control” of such eNote within the meaning of UETA and/or, as applicable, E-Sign, which is established by reference to the MERS eRegistry and any party designated therein as the Controller.
“Control Failure” shall mean, with respect to an eNote, (i) if the Controller status of the eNote shall not have been transferred to Buyer, (ii) Buyer shall otherwise not be designated as the Controller of such eNote in the MERS eRegistry (other than pursuant to a Bailee Letter), (iii) if the eVault shall have released the Authoritative Copy of an eNote in contravention of the requirements of the Custodial Agreement, or (iv) if the Custodian initiated any changes on the MERS eRegistry in contravention of the terms of the Custodial Agreement.
“Controller” shall mean, with respect to an eNote, the party designated in the MERS eRegistry as the “Controller”, and who in such capacity shall be deemed to be “in control” or to be the “controller” of such eNote within the meaning of UETA or E-Sign, as applicable.
“Conventional Mortgage Loan” shall mean a Conforming Mortgage Loan other than a Government Mortgage Loan.
“Co-op Corporation” shall mean, with respect to any Co-op Loan, the cooperative apartment corporation that holds legal title to the related Co-op Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.
“Co-op Loan” shall mean a Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and the collateral assignment of the related Proprietary Lease.
“Co-op Project” shall mean, with respect to any Co-op Loan, all real property and improvements thereto and rights therein and thereto owned by a Co-op Corporation including without limitation the land, separate dwelling units and all common elements.
“Co-op Shares” shall mean, with respect to any Co-op Loan, the shares of stock issued by a Co-op Corporation and allocated to a Co-op Unit and represented by a stock certificate or certificates.
“Co-op Unit” shall mean, with respect to any Co-op Loan, a specific unit in a Co-op Project.
“Costs” shall have the meaning set forth in Section 15(a) hereof.

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“Credit File” shall mean with respect to each Mortgage Loan, the documents and instruments relating to the origination and administration of such Mortgage Loan.
“Custodial Agreement” shall mean that certain Amended and Restated Custodial Agreement dated as of September 11, 2021, between EverBank, Seller and Deutsche Bank National Trust Co. as the same may be amended from time to time.
“Custodial Loan Transmission” shall have the meaning set forth in the Custodial Agreement.
“Custodian” shall mean Deutsche Bank National Trust Company, or any successor thereto under the Custodial Agreement.
“Daily Activity Report” shall mean for each Business Day, the daily activity pursuant to this Agreement reflected on the Warehouse Electronic System, including without limitation, any purchases of Mortgage Loans, any repurchases of Mortgage Loans, any payments received by Buyer or in the Inbound Account with respect to the Purchased Mortgage Loans, and the activity in each of the Inbound and Haircut Accounts.
“Debt for Borrowed Money Arrangements” shall have the meaning set forth in Section 11(o) hereof.
“Default” shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.
“Defective Mortgage Loan” shall mean a Mortgage Loan [***].
“Delegatee” shall mean, with respect to an eNote, the party designated in the MERS eRegistry as the “Delegatee” or “Delegatee for Transfers” of Buyer, who in such capacity is authorized by the Controller to perform certain MERS eRegistry transactions on behalf of the Controller such as Transfers of Control and Transfers of Control and Location.
“Delinquent Mortgage Loan” shall mean any Mortgage Loan as to which any Monthly Payment, or part thereof, remains unpaid for [***] or more following the original Due Date for such Monthly Payment (using the Mortgage Bankers Association delinquency calculation method).
“Dollars” and “$” shall mean lawful money of the United States of America.
“Due Date” shall mean the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.
“Due Diligence Cap” shall have the meaning specified in the Pricing Letter.
“Due Diligence Costs” shall have the meaning set forth in Section 17 hereof.
“Due Diligence Review” shall mean the performance by Buyer of any or all of the reviews permitted under Section 17 hereof with respect to Seller, any or all of the Purchased Mortgage Loans, or any Mortgage Loans submitted for purchase hereunder, as desired by Buyer from time to time.
“Effective Date” shall mean the date upon which the conditions precedent set forth in Section 3(a) shall have been satisfied.
“Electronic Agent” shall mean MERSCORP Holdings, Inc., or its successor in interest or assigns.
“Electronic Record” shall mean as the context requires, (i) “Record” and “Electronic Record,” both as defined in E-Sign, and shall include, but not be limited to, recorded telephone

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conversations, fax copies or electronic transmissions, including, without limitation, those involving the Warehouse Electronic System and (ii) with respect to an eMortgage Loan, the related eNote and all other documents comprising the Mortgage File electronically created and that are stored in an electronic format, if any.
“Electronic Signature” shall have the meaning set forth in E-Sign.
“Electronic Tracking Agreement” shall mean one or more Electronic Tracking Agreements, dated as of December 28, 2023, between Buyer, Seller, MERS and MERSCORP, Inc., as the same may be amended from time to time, with respect to (x) the tracking of changes in the ownership, mortgage servicers and servicing rights ownership of Purchased Mortgage Loans held on the MERS System, and (y) the tracking of the Control of eNotes held on the MERS eRegistry.
“Electronic Transactions” shall mean transactions conducted using Electronic Records and/or Electronic Signatures or fax copies of signatures.
“Eligible Mortgage Loan” shall mean a Mortgage Loan which (a) is an Approved Mortgage Product, (b) complies with the representations and warranties set forth on Schedule 1 hereto, (c) is not a Defective Mortgage Loan, and (d) is not a Delinquent Mortgage Loan.
“eMortgage Loan” shall mean a Mortgage Loan that is a Conforming Mortgage Loan with respect to which there is an eNote and as to which some or all of the other documents comprising the related Mortgage File may be created electronically and not by traditional paper documentation with a pen and ink signature.
“eNote” shall mean, with respect to any eMortgage Loan, the electronically created and stored Mortgage Note that is a Transferable Record.
“eNote Delivery Requirement” shall have the meaning set forth in Section 3(c)(v) hereof.
“eNote Replacement Failure” shall have the meaning set forth in the Custodial Agreement.
“EO13224” shall have the meaning set forth in Section 11(aa) hereof.
“ERISA” shall, with respect to any Person, mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” shall, with respect to any Person, mean any Person which is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as a single employer described in Section 414 of the Code.
“ERISA Liability Threshold” shall have the meaning specified in the Pricing Letter.
“Escrow Amount” shall mean any amounts paid by the Mortgagor or retained by Seller with respect to the Mortgage Loan that constitute escrowed funds, which shall include any amounts representing Escrow Payments or unapplied principal prepayments.
“Escrow Payments” shall mean, with respect to any Mortgage Loan, the amounts required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.
“E-Sign” shall mean the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq.

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“eVault” shall mean an electronic repository established and maintained by an eVault Provider for delivery and storage of eNotes.
“eVault Provider” shall mean Document Systems, Inc. d/b/a DocMagic, or its successor in interest or assigns, or Snapdocs, Inc., or its successor in interest or assigns, as applicable, or such other entity agreed upon by Custodian and Buyer.
“Event of Default” shall have the meaning specified in Section 13 hereof.
“Event of ERISA Termination” shall mean, with respect to any Person, (i) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the reporting of the occurrence of such event, or (ii) the withdrawal of such Person or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by such Person or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by such Person or any ERISA Affiliate thereof to terminate any Plan, or (v) the failure to meet the requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by such Person or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for such Person or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430 (k) of the Code with respect to any Plan.
“EverBank” shall have the meaning set forth in the preamble.
“EverBank Warehouse Customer Guide” shall mean the guidelines and other information provided to Seller by Buyer from time to time, setting forth the policies and procedures to be followed by Seller when utilizing the facility contemplated under this Agreement, including without limitation information and parameters input into the Warehouse Electronic System regarding LTV limitations as established by Buyer from time to time.
“Excess Proceeds” shall mean the excess, if any, of the proceeds received in the Inbound Account with respect to a purchase or repurchase of a Purchased Mortgage Loan over the Repurchase Price for such Purchased Mortgage Loan.
“Expenses” shall mean all present and future expenses incurred by or on behalf of Buyer or the Custodian in connection with this Agreement or any of the other Facility Documents and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, which expenses shall include without limitation the cost of title, lien, judgment and other record searches; reasonable attorneys’ fees; and costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created hereby.
“Facility Documents” shall mean this Agreement, the Pricing Letter, the EverBank Warehouse Customer Guide, the Electronic Tracking Agreement, the Custodial Agreement, each Servicer Notice, if any, the Power of Attorney, , and each Subordination Agreement, if any.
“Fannie Mae” shall mean Fannie Mae, or any successor thereto.
“FDIA” shall have the meaning set forth in Section 32 hereof.
“FDICIA” shall have the meaning set forth in Section 32 hereof.

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“FHA” shall mean the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.
“FHA Loan” shall mean a Mortgage Loan which is the subject of an FHA Mortgage Insurance Certificate.
“FHA Mortgage Insurance Certificate” shall mean the certificate evidencing the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.
“FHA Regulations” shall mean the regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.
“FICO” shall mean Fair Isaac Corporation, or any successor thereto.
“Fidelity Insurance” shall mean, collectively, whether or not provided in the same policy or policies, insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Buyer.
“Fidelity Insurance Requirement” shall have the meaning specified in the Pricing Letter.
“Financial Condition Covenants” shall mean each of the covenants set forth in Section 3 of the Pricing Letter.
“Financial Reporting Party” shall have the meaning specified in the Pricing Letter.
“Financial Statements” shall mean the consolidated financial statements of the Financial Reporting Party prepared in accordance with GAAP for the year or other period then ended. Such financial statements will be audited, in the case of annual statements, by an Approved CPA.
“FMV Adjustments” shall have the meaning specified in the Pricing Letter.
“Freddie Mac” shall mean Freddie Mac, or any successor thereto.
“GAAP” shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.
“Ginnie Mae” shall mean the Government National Mortgage Association, or any successor thereto.
“Ginnie Mae Guide” shall mean the Ginnie Mae Mortgage-Backed Securities Guide I or II, as such guide may hereafter from time to time be amended.
“Government Mortgage Loan” shall mean a first Lien Mortgage Loan that is (a) eligible for FHA mortgage insurance and is so insured, is subject to, or an application has been or will be submitted for, a binding and enforceable commitment for such insurance pursuant to the provisions of the National Housing Act, as amended, and is originated in strict compliance with the requirements of Ginnie Mae and is eligible for inclusion in a Ginnie Mae mortgage-backed security pool; (b) eligible to be guaranteed by the VA and is so guaranteed, is subject to, or an application has been or will be submitted for, a binding and enforceable commitment for such guarantee pursuant to the provisions of the

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Servicemen’s Readjustment Act, as amended, and is otherwise eligible for inclusion in a Ginnie Mae mortgage-backed security pool; (c) is an RD Loan; or (d) eligible to be guaranteed by the United States Department of Agriculture and is so guaranteed, is subject to, or an application has been or will be submitted for, a binding and enforceable commitment for such guarantee.
“Governmental Authority” shall mean any nation or government, any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by the foregoing (including without limitation the Appropriate Federal Banking Agency).
“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.
“Haircut Account” shall mean the account established pursuant to Section 9(e) hereof.
“Haircut Amount” shall mean the excess of the outstanding principal balance of the Purchased Mortgage Loan being purchased on the Purchase Date over the Purchase Price for such Purchased Mortgage Loan.
“Hash Value” shall mean, with respect to an eNote, the unique, tamper-evident digital signature of such eNote that is stored with MERS.
“Hedge Agreement” shall mean, with respect to any Mortgage Loans, any short sale of a United States Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal or notional interest obligations, either generally or under specific contingencies, entered into by Seller with a party and with terms, both reasonably acceptable to Buyer.
“High Cost Mortgage Loan” shall mean a mortgage loan classified as (a) a “high cost” or “higher priced” loan under the Home Ownership and Equity Protection Act of 1994 or (b) a “high cost,” “high risk,” “high rate,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).
“HomeStyle Renovation Mortgage Loans” shall mean a Mortgage Loan that fully conforms to Fannie Mae’s HomeStyle Renovation mortgage loan program (as such program is amended, supplemented or otherwise modified, from time to time), and is referred to as a “HomeStyle® Renovation Mortgage” by Fannie Mae.
“HomePath Renovation Mortgage Loans” shall mean a Mortgage Loan that fully conforms to Fannie Mae’s HomePath mortgage loan program (as such program is amended, supplemented or otherwise modified from time to time), and is referred to as a “HomePath Mortgage” by Fannie Mae; provided, that such HomePath mortgage loan is not a “HomePath Renovation Mortgage” pursuant to the terms of such HomePath mortgage loan program.

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“Hsieh Investors” shall mean each of [***], the JLSSAA Family Trust, , JLSA, LLC, Trilogy Mortgage Holdings, Inc., Trilogy Management Investors Six, LLC, Trilogy Management Investors Seven, LLC and Trilogy Management Investors Eight, LLC and each of their respective affiliates.
“HUD” shall mean the Department of Housing and Urban Development.
“Inbound Account” shall mean the account established pursuant to Section 9(d) hereof.
“Income” shall mean, with respect to any Mortgage Loan at any time, any principal thereof then payable, and all interest, dividends or other distributions payable thereon and all proceeds thereof.
“Indebtedness” shall mean, with respect to any Person, total liabilities, as reported on that Person’s balance sheet, and calculated in accordance with GAAP.
“Indemnified Party” shall have the meaning set forth in Section 15(a) hereof.
“Initial Haircut Account Funded Amount” shall mean, with respect to any Purchased Mortgage Loan, the amount deposited by Seller into the Haircut Account on or prior to the related Purchase Date, which amount shall equal the Haircut Amount plus any Escrow Amount related to the Purchased Mortgage Loan.
“Insolvency Event” shall mean, for any Person:
(a)    that such Person shall discontinue or abandon operation of its mortgage origination business; or
(b)    that such Person shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or
(c)    a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar Requirements of Law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or for the winding-up or liquidation of its affairs; or
(d)    the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar Requirements of Law now or hereafter in effect, or such Person’s consent to the entry of an order for relief in an involuntary case under any such Requirements of Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or any general assignment for the benefit of creditors; or
(e)    that such Person shall become “insolvent” as such term is defined in Section 101(32)(A) of the Bankruptcy Code; or
(f)    if such Person is a corporation, such Person shall take any corporate action in furtherance of, or the action of which would result in, any of the actions set forth in the preceding clauses (a), (b), (c), (d) or (e).
“Interest Expense” shall mean, for any period, total interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit

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and bankers’ acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).
“Lien” shall mean any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or other encumbrance.
“Litigation Threshold” shall have the meaning specified in the Pricing Letter.
“Loan-to-Value Ratio” or “LTV” shall mean with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the Appraised Value of the Mortgaged Property at origination.
“Location” shall mean, with respect to an eNote, the location of such eNote which is established by reference to the MERS eRegistry.
“Manufactured Housing Mortgage Loan” shall have the meaning specified in the Pricing Letter.
“Margin Call” shall have the meaning specified in Section 4.
“Margin Deficit” shall have the meaning specified in Section 4.
“Market Value” shall mean, as of any date with respect to any Purchased Mortgage Loan, the price at which such Mortgage Loan could readily be sold as determined by Buyer in its sole discretion, provided, however, that the “Market Value” of any Mortgage Loan that is not an Eligible Mortgage Loan is zero.
“Material Adverse Effect” shall mean a material adverse effect on (a) the Property, business, operations, financial condition or prospects of Seller or any Affiliate, (b) the ability of Seller or any Affiliate to perform its obligations under any of the Facility Documents to which it is a party, (c) the validity or enforceability of any of the Facility Documents, (d) the rights and remedies of Buyer or any Affiliate under any of the Facility Documents, (e) the timely payment of any amounts payable under the Facility Documents, or (f) the Asset Value of the Purchased Mortgage Loans taken as a whole.
“Maximum Purchase Amount” shall have the meaning specified in the Pricing Letter.
“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.
“MERS eDelivery” shall mean the transmission system operated by the Electronic Agent that is used to deliver eNotes, other Electronic Records and data from one MERS eRegistry member to another using a system-to-system interface and conforming to the standards of the MERS eRegistry.
“MERS eRegistry” shall mean the electronic registry operated by the Electronic Agent that acts as the legal system of record that identifies the Controller, Delegatee and Location of the Authoritative Copy of registered eNotes.
“MERS System” shall mean the system of recording transfers of mortgages electronically maintained by MERS.
“Minimum Reserve Amount” shall have the meaning specified in the Pricing Letter.
“Monthly Compliance Certificate” shall mean a certificate in the form of Exhibit A to the Pricing Letter and certified by an executive officer of the Financial Reporting Party.
“Monthly Payment” shall mean the scheduled monthly payment of principal and interest on a Mortgage Loan.

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“Monthly Financial Statement Date” shall have the meaning specified in the Pricing Letter.
“Mortgage” shall mean each mortgage, assignment of rents, security agreement and fixture filing, deed of trust, deed to secure debt, or similar instrument creating and evidencing a lien on real property and other property and rights incidental thereto, unless such Mortgage is granted in connection with a Co-op Loan, in which case the first lien position is in the Co-op Shares of the subject Co-op Corporation and in the tenant’s rights in the Proprietary Lease relating to such Co-op Shares.
“Mortgage File” shall mean, with respect to a Mortgage Loan, the documents and instruments relating to such Mortgage Loan and set forth in the EverBank Warehouse Customer Guide and the Custodial Agreement.
“Mortgage Interest Rate” shall mean the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.
“Mortgage Loan” shall mean any first lien, one-to-four-family residential mortgage loan evidenced by a Mortgage Note and secured by a Mortgage.
“Mortgage Loan Schedule” shall mean with respect to any Transaction as of any date, a mortgage loan schedule in the form of a computer tape or other electronic medium generated by Seller and delivered to Buyer via the Warehouse Electronic System and to Custodian as specified in the Custodial Agreement, which provides information (including, without limitation, the information required pursuant to the EverBank Warehouse Customer Guide) relating to the Purchased Mortgage Loans in a format required pursuant to the EverBank Warehouse Customer Guide.
“Mortgage Note” shall mean the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.
“Mortgaged Property” shall mean the real property securing repayment, or other Co-op Loan collateral, of the debt evidenced by a Mortgage Note.
“Mortgagor” shall mean the obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.
“MSR Value” shall mean, as of any date of determination, the value of Seller’s Servicing Rights, as determined by an independent third party. Should Seller fail to timely deliver a Servicing Rights Appraisal to Buyer, the MSR Value may be determined by Buyer in a commercially reasonable manner.
“Multiemployer Plan” shall mean, with respect to any Person, a “multiemployer plan” as defined in Section 3(37) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to (or required to be contributed to) by such Person or any ERISA Affiliate thereof on behalf of its employees and which is covered by Title IV of ERISA.
“Net Account Funded Amount” shall mean, for each Purchased Mortgage Loan, the Initial Haircut Account Funded Amount minus the Haircut Amount withdrawn from the Haircut Account by Buyer plus all additional amounts received in the Haircut Account related to the applicable Purchased Mortgage Loan, including amounts on account of Repurchase Price (including, without duplication, Excess Proceeds) minus any Shortfall Proceeds withdrawn by Buyer on account of the applicable Purchased Mortgage Loan, minus all Warehouse Fees withdrawn by Buyer on account of the applicable Purchased Mortgage Loan minus any additional amounts withdrawn by Buyer as permitted under Section 9(e) or otherwise, and attributed (in the sole discretion of Buyer) to such Purchased Mortgage Loan.
“Net Income” shall mean, for any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.

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“Net Worth” shall have the meaning specified in the Pricing Letter.
“Non-Excluded Taxes” shall have the meaning set forth in Section 7(a) hereof.
“Obligations” shall mean: (a) any amounts owed by Seller to Buyer in connection with a Transaction hereunder, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and all other fees or expenses which are payable hereunder or under any of the Facility Documents; and (b) all other obligations or amounts owed by Seller to Buyer or an Affiliate of Buyer under this Agreement, in each case, whether such amounts or obligations owed are direct or indirect, absolute or contingent, matured or unmatured.
“OFAC” shall have the meaning set forth in Section 11(aa) hereof.
“Other Taxes” shall have the meaning set forth in Section 7(b) hereof.
“Parthenon Investors” shall mean each of Parthenon Investors III, L.P., Parthenon Capital Partners Fund, L.P., Parthenon Investors IV, L.P., Parthenon Capital Partners Fund II, L.P., PCAP Partners III LLC, PCap Partners IV LP, PCP Partners IV LP, PCP Managers GP and PCP Managers, L.P., and each of their respective affiliates.
“Participant” shall have the meaning set forth in Section 18(d) hereof.
“Participant Register” shall have the meaning set forth in Section 18(d) hereof.
“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Pension Protection Act” shall mean the Pension Protection Act of 2006.
“Permitted Holders” shall mean any of the Hsieh Investors and the Parthenon Investors.
“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).
“Plan” shall mean, with respect to any Person, any employee benefit or similar plan that is or was at any time during the current year or immediately preceding five years established, maintained or contributed to by such Person or any ERISA Affiliate thereof and that is covered by Title IV of ERISA, other than a Multiemployer Plan.
“Pledge Instruments” shall mean the Assignment of Proprietary Lease and the stock power related to the Co-op Shares.
“Post-Default Rate” shall have the meaning specified in the Pricing Letter.
“Power of Attorney” shall mean a Power of Attorney substantially in the form of Exhibit C hereto.
“Price Differential” shall mean, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate (or, during the continuation of an Event of Default, by daily application of the Post-Default Rate) for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the Price Differential Collection Period (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

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“Price Differential Collection Period” shall mean, with respect to any Transaction hereunder as of any date, the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date.
“Pricing Letter” shall mean that certain second amended and restated letter agreement between Buyer and Seller, dated as of the date hereof, as the same may be further amended from time to time.
“Pricing Rate” shall mean a rate per annum equal to the sum of (a) the SOFR Rate plus (b) the Pricing Spread.
“Pricing Spread” shall have the meaning specified in the Pricing Letter.
“Prohibited Person” shall have the meaning set forth in Section 11(aa) hereof.
“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Proprietary Lease” shall mean the lease of a Co-op Unit evidencing the possessory interest of the owner of the Co-op Shares in such Co-op Unit.
“PTEs” shall mean the prohibited transaction class exemptions issued by the U.S. Department of Labor, as such exemptions may be amended from time to time.
“Purchase Date” shall mean the date on which Purchased Mortgage Loans are transferred by Seller to Buyer or its permitted designees.
“Purchase Price” shall have the meaning specified in the Pricing Letter.
“Purchase Price Percentage” shall have the meaning specified in the Pricing Letter.
“Purchased Mortgage Loan” shall mean each Mortgage Loan sold by Seller to Buyer in a Transaction, as reflected in the Warehouse Electronic System and as evidenced by the Daily Activity Report, until repurchased by Seller in accordance with the terms hereof.
“RD Loan” shall mean a mortgage loan guaranteed by the United States Department of Agriculture Rural Development.
“Recognition Agreement” shall mean an agreement among a Co-op Corporation, a lender, and a Mortgagor with respect to a Co-op Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Co-op Loan, and (ii) make certain agreements with respect to such Co-op Loan.
“Records” shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller or any other person or entity with respect to a Mortgage Loan. Records shall include the Mortgage Notes, any Mortgages, the Mortgage Files, the credit files related to a Mortgage Loan and any other instruments necessary to document or service a Mortgage Loan.
“Register” shall have the meaning set forth in Section 19(b) hereof.
“Regulations T, U and X” shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

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“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relative” shall have the meaning specified in the Pricing Letter.
“Repair Set Aside Account” shall mean funds held by Seller with respect to a Mortgage Loan necessary for disbursement after closing in order to pay for required repairs to the Mortgaged Property pursuant to the Requirements of Law, contractual obligations of either party (including those contained in this Agreement), or Takeout Investor or insurer requirements.
“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .21, .22, .24, .26, .27 or .28 of PBGC Reg. § 4043.
“Repurchase Assets” shall have the meaning provided in Section 8(a) hereof.
“Repurchase Date” shall mean the date on which Seller is to repurchase the Purchased Mortgage Loans, or any particular Purchased Mortgage Loan, subject to a Transaction from Buyer, which shall be the earliest of (a) the date specified in the related Transaction Request, (b) the date specified pursuant to Section 3(d)(i), (c) a date no later than the applicable Aging Limit, (d) [***] after such Purchased Mortgage Loan is no longer an Eligible Mortgage Loan, (e) the Termination Date, or (f) any date determined by application of the provisions of Sections 3(d) or 14.
“Repurchase Price” shall mean the price at which Purchased Mortgage Loans are to be transferred from Buyer or its permitted designees to Seller upon termination of a Transaction, which will be determined in each case as to any Purchased Mortgage Loan as the sum of (a) the Purchase Price for such Purchased Mortgage Loan as of the date of such determination, plus (b) any accrued and unpaid Price Differential with respect to such Purchased Mortgage Loan as of the date of such determination, plus (c) any other accrued and unpaid fees, expenses, indemnities, and other amounts then due and owing to Buyer with respect to such Purchased Mortgage Loan.
“Requirements of Law” shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, procedure or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its Property is subject.
“Reserve Account” shall mean the account established pursuant to Section 9(c) hereof.

“Reserve Amount” shall mean all cash and other amounts on deposit in the Reserve Account.

“Responsible Officer” shall mean as to Buyer and Seller, respectively, an officer or other authorized representative of such Person listed on Schedule 3 to the Pricing Letter, as such Schedule 3 may be amended from time to time.
“Restricted Cash” shall mean for any Person, any amount of cash or Cash Equivalents of such Person that is contractually required to be set aside, segregated or otherwise reserved.
“SEC” shall have the meaning set forth in Section 31 hereof.
“Seller” shall have the meaning set forth in the introductory paragraph of this Agreement, and includes any permitted successor in interest thereto.
“Servicer Notice” shall mean a notice acknowledged by each Subservicer, if any, substantially in the form of Exhibit B hereto.

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“Servicing Agent” shall mean, with respect to an eNote, the field entitled, “Servicing Agent” in the MERS eRegistry
“Servicing Agreement” shall have the meaning set forth in Section 16(c) hereof.
“Servicing Rights” shall mean the rights of any Person to administer, service or subservice Mortgage Loans, to collect Income thereon, or to possess related Records.
“Servicing Rights Appraisal” shall mean the written evaluation of the value of the Servicing Rights conducted by an independent third party in form and substance substantially as set forth in Exhibit D attached hereto.
“Settlement Agent” shall mean, with respect to any Transaction, the entity approved by Buyer, in its sole discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the proceeds of the related Mortgage Loan are being disbursed.
“Shortfall Proceeds” shall mean the shortfall, if any, between the proceeds received in the Inbound Account with respect to a purchase or repurchase of a Purchased Mortgage Loan and the Repurchase Price for such Purchased Mortgage Loan.
“Single-Employer Plan” shall mean a single-employer plan as defined in Section 4001(a)(15) of ERISA which is subject to the provisions of Title IV of ERISA.
“SIPA” shall have the meaning set forth in Section 33 hereof.
“SOFR Floor” shall have the meaning set forth in the Pricing Letter.

“SOFR Rate” shall mean, with respect to each day a Transaction is outstanding, the rate per annum equal to the greater of (a) Term SOFR as quoted by Bloomberg Finance L.P., or any quoting service or commonly available source utilized by Buyer and reasonably agreed to by Seller, for the purpose of displaying Term SOFR on such date (and if such date is not a Business Day, the SOFR Rate in effect on the Business Day immediately preceding such date), and (b) the SOFR Floor. Notwithstanding the foregoing, if (i) Term SOFR ceases to exist or be published by the Term SOFR Administrator (or any successor or substitute), (ii) there is a material disruption to Term SOFR, including but not limited to other lenders in the industry switching from Term SOFR to another interest rate, (iii) there is a change in the methodology of calculating Term SOFR or (iv) in the reasonable expectation of the Buyer, any of the events specified in clause (i), (ii) or (iii) will occur then the rate for the applicable interest period will be determined by such alternate method designed to measure interest rates in a similar manner, that has been mutually selected by the Buyer and the Seller giving due consideration any evolving or then-prevailing market convention for determining a rate of interest as a replacement to SOFR Rate for U.S. dollar-denominated syndicated credit facilities at such time. In order to account for the relationship of the replacement index to the original Term SOFR, such alternate method will incorporate any spread to any replacement index as is necessary to ensure that Seller and the Buyer are in a similar economic position as the original Term SOFR.

“State Agency Program Loan” shall have the meaning specified in the Pricing Letter.

“Subordinated Debt” shall mean[***].
“Subordination Agreement” shall mean an agreement among Buyer and Seller, and all applicable third parties, as the same may be amended from time to time, which satisfies the requirements of clause (iii) of the definition of “Subordinated Debt.”

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“Subservicer” shall have the meaning set forth in Section 16(c) hereof, and includes the permitted successors and assigns of each such Person, including any Successor Servicer. The Subservicer, if any, on the Effective Date is identified on Schedule 5 to the Pricing Letter.
“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
“Successor Servicer” shall have the meaning set forth in Section 16(h) hereof.
“Surplus Amount” shall have the meaning specified in the Pricing Letter.
“Takeout Commitment” shall mean a commitment of Seller to sell one or more Mortgage Loans to a Takeout Investor, and the corresponding Takeout Investor’s commitment back to Seller to effectuate the foregoing.
“Takeout Investor” shall mean any institution which has made a Takeout Commitment and has been approved by Buyer, in its sole and absolute discretion.
“Takeout Investor Purchase Advice” shall mean a summary of the purchase and sale of a Purchased Mortgage Loan to a Takeout Investor, which shall be in form and substance acceptable to Buyer and shall specify the proceeds to be paid by the Takeout Investor and shall direct such proceeds to be paid into the Inbound Account.
“Tax Distributions” shall have the meaning specified in the Pricing Letter.
“Taxes” shall have the meaning set forth in Section 7(a) hereof.
“Term SOFR” means the Term SOFR reference rate for a one-month tenor as administered by the Term SOFR Administrator and quoted by Bloomberg Finance L.P., or any quoting service or commonly available source utilized by Buyer and reasonably agreed to by Seller.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited or a successor administrator of the index selected by Buyer in its sole good faith discretion.
“Termination Date” shall have the meaning specified in the Pricing Letter.
“Test Date” shall have the meaning specified in the Pricing Letter.
“Transaction” shall have the meaning set forth in Section 1.
“Transaction Request” shall mean a request from Seller to Buyer to enter into a Transaction, which shall be submitted electronically to Buyer through the Warehouse Electronic System in accordance with the EverBank Warehouse Customer Guide and to Custodian in accordance with the Custodial Agreement.
“Transaction Term Limitation” shall have the meaning specified in the Pricing Letter.
“Transfer of Control” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller of such eNote.

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“Transfer of Control and Location” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller and Location of such eNote.
“Transfer of Location” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Location of such eNote.
“Transferable Record” shall mean an Electronic Record under E-Sign and UETA that (i) would be a note under the Uniform Commercial Code if the Electronic Record were in writing, (ii) the issuer of the Electronic Record has expressly agreed is a “transferable record”, and (iii) for purposes of E-Sign, relates to a loan secured by real property.
“Trust Receipt” shall have the meaning set forth in the Custodial Agreement.
“UETA” shall mean the Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999.
“Unauthorized Servicing Agent Modification” shall mean, with respect to an eNote, a Transfer of Location, Transfer of Servicing Agent or a change in any other information, status or data initiated by the Servicing Agent or a vendor of the Servicing Agent with respect to such eNote on the MERS eRegistry.

“Underwriting Guidelines” shall mean the standards, procedures and guidelines of the Seller for underwriting and acquiring Mortgage Loans, which are set forth in the written policies and procedures of the Seller, as in effect from time to time, a copy of which shall have been provided to Buyer as required hereunder and such other guidelines as are identified and approved in writing by Buyer.
“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or nonperfection of the security interest in any Repurchase Assets or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or nonperfection.
“USPAP Guidelines” shall mean the Uniform Standards of Professional Appraisal Practice, as approved by the Appraisal Standards Board of The Appraisal Foundation, as revised, interpreted and amended from time to time.
“VA” shall mean the Department of Veterans Affairs, or any successors thereto.
“VA Loan” shall mean a first lien Mortgage Loan which is subject to a guarantee by the VA under a VA Loan Guaranty Agreement, or is subject to a current binding and enforceable commitment for such guarantee pursuant to the provisions of the Servicemen’s Readjustment Act, as amended, was originated in strict compliance with VA Regulations and the Ginnie Mae Guide, is eligible for inclusion in a Ginnie Mae mortgage-backed security pool, and unless otherwise agreed to by Buyer in its sole discretion, does not exceed the applicable maximum mortgage limits as set forth in the VA Regulations.
“VA Loan Guaranty Agreement” shall mean the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, together with all amendments, modifications, supplements and restatements thereto.
“VA Regulations” shall mean Regulations promulgated by the U.S. Department of Veterans Affairs pursuant to the Servicemen’s Readjustment Act, as amended, codified in 38 Code of

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Federal Regulations, and other VA issuances relating to Government Mortgage Loans, including related handbooks, circulars and notices.
“Warehouse Electronic System” shall mean the system utilized by Buyer either directly, or through its vendors, and which may be accessed by Seller in connection with delivering and obtaining information and requests as described further in the EverBank Warehouse Customer Guide.
“Warehouse Facility” shall mean any loan, repurchase or other arrangement for incurring Indebtedness secured by Seller’s Mortgage Loans.
“Warehouse Fees” shall have the meaning specified in the Pricing Letter.
“Wet Delivery Deadline” shall have the meaning specified in the Pricing Letter.
“Wet File” shall mean, with respect to a Wet Mortgage Loan, the documents and instruments relating to such Mortgage Loan and set forth in the EverBank Warehouse Customer Guide for Wet Mortgage Loans.
“Wet Mortgage Loan” shall mean an Eligible Mortgage Loan which Seller is selling to Buyer simultaneously with the origination thereof and for which the Mortgage File has not been delivered to Custodian.
SECTION 3.INITIATION; TERMINATION
(a)Conditions Precedent to Initial Transaction. Buyer’s agreement to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from Seller any fees and expenses payable hereunder, and all of the following documents, each of which shall be satisfactory to Buyer and its counsel in form and substance:
(i)The following Facility Documents, duly executed and delivered to Buyer:
(A)Agreement. This Agreement, duly executed by the parties thereto.
(B)Electronic Tracking Agreement. The Electronic Tracking Agreement and any and all similar agreements executed in connection with the Existing MRA shall remain in in full force and effect.
(C)Pricing Letter. The Pricing Letter, duly executed by the parties thereto in form and substance acceptable to Buyer.
(D)Custodial Agreement. The Custodial Agreement and any and all similar agreements executed in connection with the Existing MRA shall remain in in full force and effect.
(E)Power of Attorney. The Power of Attorney, duly executed and acknowledged by Seller.
(F)Subordination Agreements. If any, the Subordination Agreements and any and all similar agreements executed in connection with the Existing MRA shall remain in in full force and effect.
(G)Intercreditor Agreement. Any and all intercreditor agreements and any and all similar agreements executed in connection with the Existing MRA shall remain in in full force and effect.

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(H)Servicing Agreement(s). If any, the Servicing Agreement(s) and any and all similar agreements executed in connection with the Existing MRA shall remain in in full force and effect.
(ii)Organizational Documents. A certificate of corporate or other applicable entity existence of Seller that is not an individual and certified copies of the charter and bylaws (or equivalent documents) of Seller and of all corporate or other applicable authority documents for Seller with respect to the execution, delivery and performance of the Facility Documents and each other document to be delivered by Seller from time to time in connection herewith.
(iii)Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of Seller, dated as of no earlier than the date 10 Business Days prior to the Purchase Date with respect to the initial Transaction hereunder.
(iv)Incumbency Certificate. An incumbency certificate of the corporate secretary of Seller, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Facility Documents.
(v)Opinion of Counsel. An opinion of Seller’s counsel, in form and substance substantially as set forth in Exhibit A attached hereto.
(vi)Security Interest. Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Mortgage Loans and other Repurchase Assets have been taken, including, without limitation, UCC searches and duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.
(vii)Insurance. Evidence that Seller has added endorsements for theft of warehouse lender money and collateral, naming Buyer as a loss payee under its Fidelity Insurance and as a direct loss payee/right of action under its errors and omissions insurance policy.
(viii)Fees. Payment of any fees and other costs and expenses due to Buyer if required to be paid on the related Purchase Date by Section 7 of the Pricing Letter and to Custodian under the Custodial Agreement.
(ix)Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.
(b)Conditions Precedent to all Transactions. Upon satisfaction of the conditions set forth in Section 3(a), Buyer may, in its discretion, enter into a Transaction with Seller. Entry into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:
(i)Due Diligence Review. Without limiting the generality of Section 17 hereof, Buyer shall have completed, to its satisfaction, any due diligence review of the related Mortgage Loans and Seller.
(ii)No Default. No Default or Event of Default shall have occurred and be continuing under, and such Transaction is in full compliance with all applicable terms and conditions of, the Facility Documents.
(iii)Representations and Warranties. Both immediately prior to the Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in Section 11 hereof and by Seller in any other Facility Document to which it is a party, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

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(iv)Maximum Purchase Price. After giving effect to the requested Transaction, the aggregate outstanding Purchase Price for all Purchased Mortgage Loans subject to then outstanding Transactions under this Agreement shall not exceed the Maximum Purchase Amount.
(v)No Margin Deficit. Both immediately prior to, and after giving effect to, the requested Transaction, there shall be no Margin Deficit.
(vi)Transaction Request. Seller shall have delivered to Buyer, in accordance with the timeframes and in the manner set forth in the EverBank Warehouse Customer Guide, and to Custodian, in accordance with the timeframes and in the manner set forth in the Custodial Agreement, (a) a Transaction Request and (b) a Mortgage Loan Schedule with respect to all Mortgage Loans subject to the requested Transaction.
(vii)Delivery of Wet File and Mortgage File. Seller shall have delivered to Custodian, in accordance with the timeframes set forth in the Custodial Agreement, with respect to each Mortgage Loan subject to the requested Transaction (a) which is not a Wet Mortgage Loan, the Mortgage File with respect to each such Mortgage Loan and (b) with respect to each Wet Mortgage Loan, (1) the Wet File with respect to each such Mortgage Loan and (2) on or prior to the Wet Delivery Deadline, the Mortgage File.
(viii)Delivery of Trust Receipt. Custodian shall have delivered to Buyer, in accordance with the timeframes set forth in the Custodial Agreement, a Trust Receipt (accompanied by a Custodial Loan Transmission) with respect to each Mortgage Loan subject to the requested Transaction.
(ix)Fees and Expenses. Buyer shall have received all fees and expenses of counsel to Buyer as contemplated by Sections 9 and 15(b), which amounts, Buyer’s option, may be withheld from the proceeds remitted by Buyer to Seller pursuant to any Transaction hereunder.
(x)No Material Adverse Change. None of the following shall have occurred and/or be continuing:
(A)an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by securities or an event or events shall have occurred resulting in Buyer not being able to finance Purchased Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or
(B)an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or
(C)there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement; or
(D)there shall have occurred (i) a material change in financial markets, an outbreak or escalation of hostilities or a material change in national or international political, financial or economic conditions; (ii) a general suspension of trading on major stock exchanges; or (iii) a disruption in or moratorium on commercial banking activities or securities settlement services.
Each Transaction Request delivered by Seller hereunder shall constitute a certification by Seller that all the conditions set forth in this Section 3(b) (other than clauses (i) and (x) hereof) have been satisfied (both as of the date of such notice or request and as of Purchase Date).

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(c)Initiation.
(i)Seller shall deliver a Transaction Request to Buyer through the Warehouse Electronic System as specified in the EverBank Warehouse Customer Guide and to Custodian as specified in the Custodial Agreement prior to entering into any Transaction. Such Transaction Request shall include all information required by Buyer pursuant to the EverBank Warehouse Customer Guide and by Custodian pursuant to the Custodial Agreement. Following receipt of such request, Buyer may in its sole discretion agree to enter into such requested Transaction, in which case Buyer will fund the Purchase Price therefor as contemplated in this Agreement. Buyer’s funding the Purchase Price of the Transaction, and Seller’s acceptance thereof, will constitute the parties’ agreement to enter into such Transaction. Buyer shall confirm the terms of each Transaction on the Warehouse Electronic System, including information that sets forth (A) the Purchase Date, (B) the Purchase Price, (C) the Repurchase Date, (D) the Pricing Rate applicable to the Transaction, (E) the applicable Purchase Price Percentages, and (F) additional terms or conditions not inconsistent with this Agreement; provided that Buyer’s failure to enter the information into the Warehouse Electronic System shall not affect the obligations of Seller with respect to such Transaction.
(ii)This Agreement is not a commitment by Buyer to enter into Transactions with Seller but rather sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Seller. Seller hereby acknowledges that Buyer is not under any obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.
(iii)The information entered into the Warehouse Electronic System with respect to any Transaction, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby unless objected to in writing by Seller [***] after the Purchase Date of the Transaction. An objection sent by Seller must state specifically that such writing is an objection, must specify the provision(s) being objected to by Seller, must set forth such provision(s) in the manner that Seller believes they should be stated, and must be received by Buyer no more than [***] after the Purchase Date for the Transaction. Notwithstanding the foregoing, to the extent that Seller accepts funding of the Transaction, Seller shall be deemed to have consented to the terms of the Transaction as set forth in the Warehouse Electronic System. All Transactions entered into on any Business Day shall be reflected in the Daily Activity Report on such Business Day.
(iv)Except as otherwise provided in the definition of Termination Date, the Repurchase Date for each Transaction shall not be later than the Termination Date.
(v)Subject to the terms and conditions of this Agreement, prior to the Termination Date, Seller may sell, repurchase and resell Eligible Mortgage Loans hereunder.
(vi)No later than the date and time set forth in the Custodial Agreement, Seller shall deliver to Custodian (x) the Mortgage Loan File pertaining to each Eligible Mortgage Loan (other than Wet Mortgage Loans) to be purchased by Buyer, and (y) the Wet File for each Wet Mortgage Loan to be purchased by Buyer; provided that, with respect to any eMortgage Loan, Seller shall deliver to Custodian Buyer’s and Seller’s MERS Org IDs, and shall cause (i) the Authoritative Copy of the related eNote to be delivered to the eVault via a secure electronic file, (ii) the Controller status of the related eNote to be transferred to Buyer, (iii) the Location status of the related eNote to be transferred to Custodian, and (iv) the Delegatee status of the related eNote to be transferred to Custodian, in each case using MERS eDelivery and the MERS eRegistry (collectively, the “eNote Delivery Requirements”).
(vii)Upon Buyer’s receipt of the Trust Receipt (accompanied by a Custodial Loan Transmission) in accordance with the Custodial Agreement and subject to the provisions of this Section 3, the Purchase Price will then be made available to Seller by Buyer transferring, via wire transfer, in the aggregate amount of such Purchase Price in funds immediately available, as provided in Section 9(b).

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(viii)In addition to the other payment and performance obligations of Seller under this Agreement and the other Facility Documents, in the event that Buyer transfers any amounts for the purchase of a Mortgage Loan as provided herein, Seller shall be fully, absolutely, and unconditionally obligated and liable to repay to Buyer the full amount thereof if (x) on the related scheduled Purchase Date such Mortgage Loan does not close, or (y) such Mortgage Loan otherwise fails to become a Purchased Mortgage Loan. Any amounts due pursuant to this Section 3(c)(viii) shall be payable on demand, and the unpaid amount thereof shall accrue interest at the Post-Default Rate from the date so transferred until paid in full.
(d)Repurchase; Purchase by a Takeout Investor.
(i)Seller may repurchase Purchased Mortgage Loans without penalty or premium on any date. Such repurchase may occur simultaneously with a sale of the Purchased Mortgage Loan to a Takeout Investor. If Seller intends to make such a repurchase, Seller shall give written notice thereof to Buyer through the Warehouse Electronic System in accordance with the EverBank Warehouse Customer Guide, and to Custodian in accordance with the Custodial Agreement, designating the Purchased Mortgage Loans to be repurchased and providing such other information required pursuant thereto, including, without limitation, delivery of a Takeout Investor Purchase Advice to the extent that such Purchased Mortgage Loan shall be purchased by a Takeout Investor. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, and, on receipt, such amount shall be applied to the Repurchase Price for the designated Purchased Mortgage Loans.
(ii)On the Repurchase Date, termination of the Transaction will be effected by reassignment to Seller or its designee of the Purchased Mortgage Loans (including the related Servicing Rights and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the Obligations of, Seller) against the simultaneous transfer of the Repurchase Price to an account of Buyer. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Mortgage Loan (but liquidation or foreclosure proceeds received by Buyer shall be applied to reduce the Repurchase Price for such Purchased Mortgage Loan except as otherwise provided herein). Seller shall comply with all of the provisions of the EverBank Warehouse Customer Guide and the Custodial Agreement in order to effectuate a repurchase hereunder. Seller is obligated to obtain the Mortgage Files from Buyer or its designee at Seller’s expense on the Repurchase Date. All repurchases effected on any Business Day shall be reflected in the Daily Activity Report for such Business Day.
SECTION 4.MARGIN AMOUNT MAINTENANCE
(a)Buyer shall determine the Asset Value of each Purchased Mortgage Loan at such intervals as determined by Buyer in its sole, good faith discretion.
(b)If [***] (a “Margin Deficit”), then Buyer may by notice to Seller (as such notice is more particularly set forth below, a “Margin Call”), require Seller to transfer to Buyer or its designee cash so that, as applicable, (i) the Asset Value of the Purchased Mortgage Loans will thereupon equal or exceed the Purchase Price for such Transaction, and (ii) no Concentration Limit will be exceeded.
(c)Notice delivered pursuant to Section 4(b) may be given by any written or electronic means. Any notice given before [***]) on a Business Day shall be met, and the related Margin Call satisfied, no later than [***]; notice given [***] shall be met, and the related Margin Call satisfied, no later than [***] (the foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”).
(d)The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to

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exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.
(e) Any cash transferred to Buyer pursuant to Section 4(b) above may be either credited to the Repurchase Price of the related Transactions, or, at Buyer’s option, may be placed in the Reserve Account until such time that Buyer determines, in its sole good faith discretion and consistent with market practice, that the Margin Deficit has been eliminated, and following elimination of the Margin Deficit Buyer shall deposit the remaining portion of the cash transfer in excess of the Minimum Reserve Amount, if any, into the Haircut Account.
SECTION 5.COLLECTIONS; INCOME PAYMENTS
(a)All Income, and all rights to Income, of, on, or otherwise with respect to all Purchased Mortgage Loans is the sole and exclusive property of Buyer as the owner thereof, pending repurchase on the related Purchased Date. Notwithstanding the foregoing, and provided no Default has occurred and is continuing, Buyer agrees that Seller shall be entitled to receive, solely from such Income, an amount equal to all Income received in respect of the Purchased Assets; provided, however, that any Income received by or on behalf of Seller while the related Transaction is outstanding shall be deemed held by Seller solely in trust for Buyer pending the repurchase on the related Repurchase Date.
(b)In the event that a Default has occurred and is continuing, notwithstanding any provision set forth herein, Seller shall remit to Buyer, by wire transfer in accordance with wire transfer instructions previously given to Seller by Buyer, all Income received with respect to each Purchased Mortgage Loan on such date or dates as Buyer notifies Seller in writing.
(c)All amounts required to be paid or remitted by Seller to Buyer which are not made when due shall bear interest from the due date until the remittance, transfer or payment is made, payable by Seller, at the lesser of the Post-Default Rate or the maximum rate of interest permitted by law. If there is no maximum rate of interest specified by applicable law, interest on such sums shall accrue at the Post-Default Rate.
SECTION 6.REQUIREMENTS OF LAW
(a)If any Requirements of Law (other than with respect to any amendment made to Buyer’s certificate of incorporation and bylaws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
(i)shall subject Buyer to any Tax or increased Tax of any kind whatsoever with respect to this Agreement or any Transaction (excepting any Non-Excluded Taxes, any Taxes expressly described in the definition of and not constituting Non-Excluded Taxes and any Other Taxes);
(ii)shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the SOFR Rate hereunder; or
(iii)shall impose on Buyer any other condition;
and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, Seller shall promptly pay to Buyer such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount receivable.

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(b)If Buyer shall have determined that the adoption of or any change in any Requirements of Law (other than with respect to any amendment made to Buyer’s certificate of incorporation and bylaws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, Seller shall promptly pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction.
(c)If Buyer becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify Seller and Buyer of the event by reason of which it has become so entitled. A certificate, with supporting documentation, as to any additional amounts payable pursuant to this Section submitted by Buyer and Seller in good faith shall be conclusive in the absence of manifest error.
SECTION 7.TAXES
(a)Any and all payments by Seller under or in respect of this Agreement or any other Facility Documents to which Seller is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If Seller shall be required under any applicable Requirements of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Facility Documents to Buyer, (i) Seller shall make all such deductions and withholdings in respect of Taxes, (ii) Seller shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirements of Law, and (iii) the sum payable by Seller shall be increased as may be necessary so that after Seller has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 7) Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than, (a) in the case of Buyer, Taxes that are imposed on its overall Net Income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which Buyer is organized or of its applicable lending office, or any political subdivision thereof, unless such Taxes are imposed as a result of Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Facility Documents (in which case such Taxes will be treated as Non-Excluded Taxes), (b) withholding Taxes imposed on amounts payable to or for the account of Buyer with respect to an applicable interest in this Agreement of any other Facility Document pursuant to a law in effect on the date on which Buyer acquires such interest in this Agreement or other Facility Document or Buyer changes its lending office, except in each case to the extent that amounts with respect to such withholding Taxes were payable either to Buyer’s assignor immediately before such assignee Buyer became a party hereto or to Buyer immediately before it changed its lending office, (c) Taxes attributable to Buyer’s failure to comply with Section 7(e) and (d) any withholding Taxes imposed under FATCA. For purposes of this Agreement, “FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
(b)In addition, Seller hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Facility Document or from the

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execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Facility Document (collectively, “Other Taxes”).
(c)Seller hereby agrees to indemnify Buyer for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, imposed on or paid by Buyer with respect to this Agreement or other Facility Document including any reasonable expenses arising therefrom or with respect thereto. The indemnity by Seller provided for in this Section 7(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by Seller under the indemnity set forth in this Section 7(c) shall be paid within [***] the date on which Buyer makes written demand therefor accompanied by a certificate as to the amount of such payment or liability.
(d)Within [***] after the date of any payment of Taxes, Seller (or any Person making such payment on behalf of Seller) shall furnish to Buyer for its own account a certified copy of the original official receipt evidencing payment thereof.
(e)If Buyer is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement or any other Facility Document, Buyer shall deliver to Seller, on or before it becomes a party to this Agreement or the other Facility Document and thereafter at the time or times reasonably requested by the Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Buyer, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Buyer is subject to backup withholding or information reporting requirements. Buyer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller in writing of its legal inability to do so.
(f)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.
(g)Without prejudice to the survival of any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 7 shall survive the termination of this Agreement. Nothing contained in this Section 7 shall require Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.
SECTION 8.SECURITY INTEREST; BUYER’S APPOINTMENT AS ATTORNEY-IN-FACT
(a)Security Interest. On each Purchase Date, Seller hereby sells, assigns and conveys all rights, title, and interests in, to, and under the Purchased Mortgage Loans identified on the related Mortgage Loan Schedule or as to which Buyer otherwise pays the Purchase Price as provided herein, including the related Mortgage File and Servicing Rights and all Income therefrom. Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, and, in any event, as security for the performance by Seller of

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its Obligations, Seller hereby pledges to Buyer, as agent for Buyer, and hereby grants, assigns and pledges to Buyer, a fully perfected first priority security interest in all of the Seller’s right, title, and interest in, to, and under the following, in all instances whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, the “Repurchase Assets”):
(i)the Purchased Mortgage Loans;
(ii)the Mortgage File and Records related to the Purchased Mortgage Loans;
(iii)all Servicing Rights related to the Purchased Mortgage Loans;
(iv)the Facility Documents (to the extent such Facility Documents and Seller’s rights thereunder relate to the Purchased Mortgage Loans);
(v)any Property relating to any Purchased Mortgage Loan or the related Mortgaged Property;
(vi)any Takeout Commitments relating to any Purchased Mortgage Loan;
(vii)any Closing Protection Letter relating to any Purchased Mortgage Loan;
(viii)all insurance policies and insurance proceeds relating to any Purchased Mortgage Loan or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance or hazard insurance;
(ix)all Income relating to any Purchased Mortgage Loan;
(x)the Inbound Account;
(xi)the Haircut Account;
(xii)any Hedge Agreements relating to any Purchased Mortgage Loan;
(xiii)any other contract rights, deposit accounts (including any interest of Seller in escrow accounts), payments, rights to payment (including payments of interest or finance charges), and general intangibles to the extent that any of the foregoing relates to any Purchased Mortgage Loan,
(xiv)any other assets relating to the Purchased Mortgage Loans (including, without limitation, any other deposit accounts) or any interest in the Purchased Mortgage Loans;
(xv)Reserved
(xvi)any and all replacements or substitutions for, proceeds (including the related securitization proceeds) of, and distributions on or with respect to any of the foregoing;
(xvii)the Reserve Amount and the Reserve Account; and
(xviii)any other property, rights, title or interests as are specified on a Mortgage Loan Schedule and/or Transaction Request and/or in the Warehouse Electronic System.
Seller acknowledges that it has no rights to service the Purchased Mortgage Loans. Without limiting the generality of the foregoing and in the event that Seller is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, Seller grants, assigns and pledges to Buyer, a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the

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Agreement and Transactions hereunder as defined under Sections 101(47)(v) and 741(7)(x) of the Bankruptcy Code.
Seller hereby authorizes Buyer to file such financing statement or statements relating to the Repurchase Assets and the Servicing Rights as Buyer, at its option, may deem appropriate, without the signature of Seller thereon. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8.
(b)Buyer’s Appointment as Attorney in Fact. Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by, but with notice to, Seller, if an Event of Default shall have occurred and be continuing, to do the following:
(i)in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Repurchase Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other Repurchase Assets whenever payable;
(ii)to pay or discharge taxes and Liens levied or placed on or threatened against the Repurchase Assets;
(iii)(A) to direct any party liable for any payment under any Repurchase Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Assets; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Repurchase Assets; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Assets or any proceeds thereof and to enforce any other right in respect of any Repurchase Assets; (E) to defend any suit, action or proceeding brought against Seller with respect to any Repurchase Assets; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Repurchase Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Repurchase Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do;
(iv)for the purpose of carrying out the transfer of servicing with respect to the Mortgage Loans from Seller to a successor servicer appointed by Buyer in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by Seller, to, in the name of Seller or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Mortgage Loans, transferring the servicing of the Mortgage Loans to a successor servicer appointed by Buyer in its sole discretion;

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(v)for the purpose of delivering any notices of sale to Mortgagors or other third parties, including without limitation, those required by law.
Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. In addition to the foregoing, Seller agrees to execute a Power of Attorney to be delivered on the date hereof.
Seller also authorizes Buyer, if an Event of Default shall have occurred, from time to time, to execute, in connection with any sale provided for in Section 14 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Repurchase Assets.
The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Repurchase Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.
Upon an Event of Default, Buyer shall be entitled to all remedies available to a secured creditor under the Uniform Commercial Code and shall have the right to apply the Repurchase Assets or any proceeds therefrom to all Obligations.
SECTION 9.PAYMENT, TRANSFER; ACCOUNTS AND CUSTODY
(a)Buyer’s Account. Unless otherwise mutually agreed in writing by Buyer and Seller, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to Buyer at the account maintained and indicated by Buyer [***], on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). Seller acknowledges that it has no rights of withdrawal from the foregoing account.
(b)Remittance of Purchase Price. On the Purchase Date for each Transaction, ownership of the Purchased Mortgage Loans shall be transferred to Buyer or its designee against the simultaneous transfer of the Purchase Price to the applicable Settlement Agent. With respect to the Purchased Mortgage Loans being sold by Seller on a Purchase Date, Seller hereby sells, transfers, conveys and assigns to Buyer or its respective designee without recourse, but subject to the terms of this Agreement, all of the right, title and interest of Seller in and to the Purchased Mortgage Loans, including the related Mortgage File and Servicing Rights and all Income thereon, and all right, title, and interest of Seller in and to the proceeds of any related Repurchase Assets. Buyer may confirm that the Initial Haircut Account Funded Amount has been deposited into the Haircut Account prior to its remittance of any amounts in accordance herewith. Subject to Buyer’s verification of necessary cleared funds in the Haircut Account, Buyer shall remit to the Settlement Agent the full amount of the outstanding principal balance of such Purchased Mortgage Loan and shall withdraw and retain from the Haircut Account, the Haircut Amount.
(c)Reserve Account. Seller shall establish and maintain a Reserve Account identified in the Pricing Letter, in the form of a deposit account. Buyer shall have exclusive withdrawal rights from such Reserve Account. The Reserve Account shall be established with Buyer. On or prior to the initial Purchase Date, Seller shall deposit an amount equal to the Minimum Reserve Amount, or other amount determined in good faith by Buyer consistent with market practice. Funds deposited in the Reserve Account may be transferred as set forth herein. Any interest or other earnings on the investment of funds held in the Reserve Account shall be deposited in the Reserve Account, subject to withdrawal pursuant hereto. The Reserve Amount shall be held as cash margin and collateral for all Obligations under this Agreement. Without limiting the generality of the foregoing, in the event that a Margin Call or other Default exists, Buyer shall be entitled to use any or all of the Reserve Amount to cure such circumstance or otherwise exercise remedies available to Buyer without prior notice to, or consent from, Seller.

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(d)Inbound Account. Seller shall establish and maintain an Inbound Account identified in the Pricing Letter, in the form of a deposit account. The Inbound Account shall be established with Buyer. Buyer shall have exclusive withdrawal rights from such Inbound Account. Funds deposited in the Inbound Account may be transferred as set forth herein. Any interest or other earnings on the investment of funds held in the Inbound Account shall be deposited in the Inbound Account, subject to withdrawal pursuant hereto. All amounts on deposit in the Inbound Account shall be held as cash margin and collateral for all Obligations under this Agreement (such amount, to the extent not applied to Obligations under the Agreement, the “Repurchase Proceeds”). In connection with any repurchase or purchase by a Takeout Investor of a Purchased Mortgage Loan, Seller shall direct remittance of the proceeds therefor into the Inbound Account. Seller shall be required to comply with all requirements in connection with any repurchase and remittance into the Inbound Account. Upon receipt of any Repurchase Proceeds in the Inbound Account, Buyer shall apply such Repurchase Proceeds to the Repurchase Price for the related Purchased Mortgage Loans. Any Repurchase Proceeds in excess of the Repurchase Price for the related Purchased Mortgage Loans shall be remitted to the Haircut Account, for application as contemplated pursuant to Section 9(e). Without limiting the generality of the foregoing, in the event that a Margin Call or other Default exists, Buyer shall be entitled to use any or all of the Repurchase Proceeds to cure such circumstance or otherwise exercise remedies available to Buyer without prior notice to, or consent from, Seller.
(e)Haircut Account. Seller shall establish and maintain a Haircut Account identified in the Pricing Letter, in the form of a deposit account. The Haircut Account shall be established with Buyer. Buyer shall have exclusive withdrawal rights from such Haircut Account. Any interest or other earnings on the investment of funds held in the Haircut Account shall be deposited in the Haircut Account, subject to withdrawal pursuant hereto. Buyer is hereby authorized and instructed by Seller to withdraw from the Haircut Account any and all amounts contemplated herein. On each Purchase Date, Seller shall deposit the Initial Haircut Account Funded Amount into the Haircut Account. Upon purchase by Buyer of the related Purchased Mortgage Loan, Buyer shall withdraw the Haircut Amount to reimburse Buyer for the difference between the actual amount remitted by Buyer on the Purchase Date on account of the Purchased Mortgage Loan and the Purchase Price for such Purchased Mortgage Loan. Upon repurchase by Seller, or purchase by a Takeout Investor, of any Purchased Mortgage Loan, if there remain on deposit in the Inbound Account Excess Proceeds with respect to such Mortgage Loan, then Buyer shall remit the Excess Proceeds to the Haircut Account and such Excess Proceeds shall be added to the Net Account Funded Amount for such Mortgage Loan. Upon repurchase by Seller, or purchase by a Takeout Investor, of any Purchased Mortgage Loan, if there exists in the Inbound Account Shortfall Proceeds with respect to such Mortgage Loan, then Buyer may withdraw from the Haircut Account the amount of any Shortfall Proceeds and such amount shall be deducted from the Net Account Funded Amount. In addition to the foregoing, Buyer shall be entitled to deduct and withdraw from the Haircut Account all Warehouse Fees. To the extent that, following application of all deposits and withdrawals as contemplated herein with respect to a Purchased Mortgage Loan that is repurchased by Seller or purchased by a Takeout Investor, (i) the Net Account Funded Amount for any such Mortgage Loan is a positive number, then such Net Account Funded Amount for such Mortgage Loan shall, subject to this section, be available for remittance to Seller upon written request therefor; and (ii) the Net Account Funded Amount for any such repurchased Mortgage Loan is a negative number, then Seller shall promptly remit to Buyer the amount of such Net Account Funded Amount for such Mortgage Loan. Without limiting the foregoing, to the extent that the Net Account Funded Amount for any repurchased Mortgage Loan is a negative number, Buyer shall be entitled to withdraw, retain and apply any amounts on deposit in the Haircut Account up to the amount of such negative Net Account Funded Amount. To the extent that the aggregate Net Account Funded Amounts (net of any amounts withdrawn as contemplated herein) for all repurchased Mortgage Loans exceeds the Surplus Amount, then Seller may, [***], deliver a written request prior to [***] for Buyer to remit any amount in excess of the Surplus Amount to Seller. To the extent that there exists no Default, Buyer shall, upon receipt of such written request, remit any such amount in excess of the Surplus Amount to Seller. Any interest or other earnings on the investment of funds deposited in the Haircut Account shall be deposited in the Haircut Account, subject to withdrawal pursuant hereto. Without limiting the generality of the foregoing, in the event that a Margin Call or other Default exists, Buyer shall be entitled to use any or all of the amounts on deposit in the Haircut Account to cure such circumstance or otherwise exercise remedies available to Buyer without prior notice to, or consent from, Seller.

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(f)Fees. Seller shall pay in immediately available funds to Buyer and Custodian all fees, including without limitation, the Warehouse Fees, as and when required hereunder and under the Custodial Agreement. All such payments shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account designated by Buyer. Without limiting the generality of the foregoing or any other provision of this Agreement, Buyer may withdraw and retain from the Haircut Account any Warehouse Fees due and owing to Buyer.
SECTION 10.DELIVERY OF DOCUMENTS
(a)Custody of Mortgage Files. In connection with the sale, transfer, conveyance and assignment of Purchased Mortgage Loans, on or prior to each Purchase Date, Seller shall deliver or cause to be delivered and released to Custodian, as custodian for Buyer, the Mortgage File or Wet File, as applicable for the related Purchased Mortgage Loans.
Seller shall be solely responsible for providing each and every document required for each Mortgage File to Custodian in a timely manner and for completing or correcting any missing, incomplete or inconsistent documents, and neither the Custodian nor Buyer shall be responsible or liable for taking any such action, causing Seller or any other person or entity to do so or notifying any Person that any such action has or has not been taken.
(b)Release of Mortgage Files. From time to time as appropriate for the sale or repurchase of any of the Purchased Mortgage Loans, provided that no Default or Event of Default shall have occurred and be continuing, Buyer shall, upon receipt of a request for release through the Warehouse Electronic System and compliance with the requirements of the EverBank Warehouse Customer Guide and the Custodial Agreement, release or cause Custodian to release to Seller the related Mortgage File or the documents of the related Mortgage File set forth in such request for release. All Mortgage Files or documents from Mortgage Files so released to Seller shall be held by Seller in trust for the benefit of Buyer.
In connection with the payment in full, sale or repurchase of any Mortgage Loan, and upon receipt by Buyer of such information through the Warehouse Electronic System, and subject to Buyer receiving all amounts due on account of the Repurchase Price hereunder, and there existing no Default or Event of Default, Buyer shall promptly release or cause the Custodian to release the related Mortgage File to Seller.
(c)Purchase By Takeout Investor. Seller shall provide to Buyer a completed request for release of documents with respect to the related Mortgage Loans to be purchased by a Takeout Investor through the Warehouse Electronic System and as otherwise required by the Custodian and shall comply with all other requirements set forth in the EverBank Warehouse Customer Guide and the Custodial Agreement. The Mortgage Files relating to the Mortgage Loans included in a request for release shall be sent for delivery by Custodian to the applicable Takeout Investor specified by Seller to Buyer in the Warehouse Electronic System and to Custodian as required by the Custodial Agreement; provided that such Mortgage File shall be accompanied by a fully completed Bailee Letter. Buyer shall not instruct Custodian to deliver or approve the delivery of any Mortgage File to any potential Takeout Investor unless such Takeout Investor was identified by Seller to Buyer in the Warehouse Electronic System.
In the event that a Takeout Investor rejects a Mortgage Loan for purchase pursuant to a Takeout Commitment for any reason whatsoever, Seller shall promptly notify Buyer via the Warehouse Electronic System upon receipt of notification from the Takeout Investor.
(d)Written Instructions as to the method of shipment and shipper(s) that Custodian is directed to utilize in connection with transmission of Mortgage Files shall be delivered by Seller to Custodian and Buyer as required by the Custodial Agreement.

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SECTION 11.REPRESENTATIONS
Seller represents and warrants to Buyer that as of the Purchase Date for any Purchased Mortgage Loans by Buyer from Seller, and as of the date of this Agreement and any Transaction hereunder and at all times while the Facility Documents are in full force and effect and any Transaction hereunder is outstanding:
(a)Acting as Principal. Seller will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal).
(b)No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer and Buyer, who may be entitled to any commission or compensation based on or arising from the sale of Purchased Mortgage Loans by Seller to Buyer pursuant to this Agreement. The foregoing representation and warranty does not relate to third party mortgage brokers to whom compensation may be payable by Seller for the origination of a Purchased Mortgage Loan, such payments being the sole responsibility of Seller.
(c)Financial Statements. The Financial Reporting Party has heretofore furnished to Buyer a copy of its (a) consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the fiscal year ended the Annual Financial Statement Date and the related consolidated statements of income and retained earnings and of cash flows for the Financial Reporting Party and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of an Approved CPA and (b) consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for each of the monthly period(s) of the Financial Reporting Party up until Monthly Financial Statement Date, and the related consolidated statements of income and retained earnings and of cash flows for the Financial Reporting Party and its consolidated Subsidiaries for such monthly period(s), setting forth in each case in comparative form the figures for the previous year. All such Financial Statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of the Financial Reporting Party and its Subsidiaries and the consolidated results of their operations as at such dates and for such monthly periods, all in accordance with GAAP applied on a consistent basis. Since the Annual Financial Statement Date, there has been no material adverse change in the consolidated business, operations or financial condition of the Financial Reporting Party and its consolidated Subsidiaries taken as a whole from that set forth in said Financial Statements nor is Seller aware of any state of facts which (without notice or the lapse of time) would or could result in any such material adverse change or could have a Material Adverse Effect.
(d)Organization, Etc. Seller (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; (iii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect; and (iv) has full power and authority to execute, deliver and perform its obligations under the Facility Documents.
(e)Authorization, Compliance, Approvals. The execution and delivery of, and the performance by Seller of its obligations under, the Facility Documents to which it is a party (a) are within Seller’s powers, (b) have been duly authorized by all requisite action, (c) do not violate any provision of any applicable Requirements of Law, rule or regulation, or any order, writ, injunction or decree of any court or other Governmental Authority, or its organizational documents, (d) do not violate any indenture or material agreement, document or instrument to which Seller or any of its Subsidiaries is a party or by which any of them or any of their properties, any of the Repurchase Assets is bound or to which any of them is subject and (e) are not in conflict with, do not result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by any Facility

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Document, result in the creation or imposition of any Lien (except for the Liens created pursuant to the Facility Documents) upon any of the property or assets of Seller or any of its Subsidiaries pursuant to, any such indenture, agreement, document or instrument. Seller is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the consummation of the Transactions contemplated herein and the execution, delivery or performance of the Facility Documents to which it is a party.
(f)Litigation. Except as described on the Monthly Compliance Certificate, there are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or, to the Seller’s knowledge, threatened) or other legal or arbitrable proceedings affecting Seller or affecting any of the Repurchase Assets or any of the other properties of Seller before any Governmental Authority which (i) questions or challenges the validity or enforceability of the Facility Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than the Litigation Threshold, (iii) individually or in the aggregate, if adversely determined, would have a Material Adverse Effect, or (iv) requires filing with the SEC in accordance with its regulations.
(g)Purchased Mortgage Loans.
(i)With respect to each Purchased Mortgage Loan to be sold hereunder by Seller to Buyer, such Purchased Mortgage Loan is an Eligible Mortgage Loan, including that all applicable representations and warranties set forth in Schedule 1 hereto are true, correct, and complete.
(ii)Seller has not assigned, pledged, or otherwise conveyed or encumbered to or in favor of any Person other than Buyer any Purchased Mortgage Loan, and immediately prior to the sale of such Purchased Mortgage Loan to Buyer, Seller was the sole owner of such Purchased Mortgage Loan and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to Buyer hereunder.
(iii)The provisions of this Agreement are effective to either constitute a sale of Repurchase Assets to Buyer or to create in favor of Buyer a valid security interest in all right, title and interest of Seller in, to and under the Repurchase Assets.
(h)Proper Names; Chief Executive Office/Jurisdiction of Organization. Seller does not operate in any jurisdiction under a trade name, division name or name other than those names previously disclosed in writing by Seller to Buyer and as may be updated from time to time on the Monthly Compliance Certificate. On the Amendment Effective Date, Seller’s chief executive office is, and has been, located as specified on the signature page hereto. Seller’s jurisdiction of organization is as set forth in the Pricing Letter.
(i)Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records related to the Repurchase Assets is its chief executive office.
(j)Enforceability. This Agreement and all of the other Facility Documents respectively executed and delivered by Seller in connection herewith are legal, valid and binding obligations of Seller and are enforceable against Seller in accordance with their terms, except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Requirements of Law affecting creditors’ rights generally, and (ii) general principles of equity.
(k)Ability to Perform, Requirements of Law. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Facility Documents to which it is a party on its part to be performed. Seller is in compliance with all applicable Requirements of Law except to the extent that any such non-compliance could reasonably be expected to have a Material Adverse Effect.
(l)No Default. No Default or Event of Default has occurred and is continuing.

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(m)No Adverse Selection. Seller has not selected the Purchased Mortgage Loans in a manner so as to adversely affect Buyer’s interests.
(n)Adjusted Tangible Net Worth. On the initial Purchase Date, the Adjusted Tangible Net Worth of Seller is not less than the Adjusted Tangible Net Worth required of Seller in the Pricing Letter.
(o)Debt for Borrowed Money. All credit facilities, repurchase facilities or substantially similar facilities or other debt for borrowed money of Seller (the “Debt for Borrowed Money Arrangements”) which are presently in effect and/or outstanding are listed from time to time on the Monthly Compliance Certificate.
(p)Accurate and Complete Disclosure. The information, reports, Financial Statements, exhibits and schedules furnished in writing by or on behalf of Seller to Buyer in connection with the negotiation, preparation or delivery of this Agreement or performance hereof and the other Facility Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Seller, after due inquiry, that would reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Facility Documents or in a report, Financial Statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.
(q)Margin Regulations. The use of all funds acquired by Seller under this Agreement will not conflict with or contravene any of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System.
(r)Investment Company. Seller is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(s)Solvency. As of the date hereof and immediately after giving effect to each Transaction, the fair value of the assets of Seller is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the Financial Statements of Seller in accordance with GAAP) of Seller and Seller is solvent and, after giving effect to the transactions contemplated by this Agreement and the other Facility Documents, will not be rendered insolvent or left with an unreasonably small amount of capital with which to conduct its business and perform its obligations. Seller does not intend to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not contemplating the commencement of an insolvency, bankruptcy, liquidation, or consolidation proceeding or the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of itself or any of its property.
(t)ERISA.
(i)No liability under Section 4062, 4063, 4064 or 4069 of ERISA has been or is expected by Seller to be incurred by Seller or any ERISA Affiliate thereof with respect to any Plan which is a Single-Employer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.
(ii)No Plan which is a Single Employer Plan had an accumulated funding deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no such plan which is subject to Section 412 of the Code failed to meet the requirements of Section 436 of the Code as of such last day. Neither Seller nor any ERISA Affiliate thereof is subject to a Lien in favor of such a Plan as described in Section 430(k) of the Code or Section 303(k) of ERISA.

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(iii)Each Plan of Seller, each of its Subsidiaries and each of its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the Code, except where the failure to comply would not result in any Material Adverse Effect.
(iv)Neither Seller nor any of its Subsidiaries has incurred a tax liability under Chapter 43 of the Code or a penalty under Section 502 of ERISA which has not been paid in full, except where the incurrence of such tax or penalty would not result in a Material Adverse Effect.
(v)Neither Seller nor any of its Subsidiaries nor any ERISA Affiliate thereof has incurred or reasonably expects to incur any withdrawal liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.
(u)Taxes. Seller has timely filed all income and other material tax returns that are required to be filed by them and have timely paid all income Taxes and other material amounts of Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. There are no Liens for Taxes, except for statutory liens for Taxes not yet due and payable.
(v)No Reliance. Seller has made its own independent decisions to enter into the Facility Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer or Custodian as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.
(w)Plan Assets. Seller is not an employee benefit plan as defined in Section 3(3) of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Mortgage Loans are not “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, in Seller’s hands and transactions by or with Seller are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.
(x)Agency and Governmental Authority Approvals. Seller is approved by those Agencies and Governmental Authorities set forth on Schedule 8 to the Pricing Letter for the origination, sale, and/or servicing of Mortgage Loans as set forth on Schedule 8 to the Pricing Letter. In each such case, Seller is in good standing, with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur, including, without limitation, a change in insurance coverage, which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency or Governmental Authority.
(y)Ability to Service Mortgage Loans; Servicing Agreements. Seller has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Purchased Mortgage Loans and in accordance with Accepted Servicing Practices. Seller is not a party to any servicing agreements with respect to any of its Mortgage Loans except as set forth on Schedule 5 to the Pricing Letter, true and complete copies of which servicing agreements have been furnished to Buyer. Except as set forth on Schedule 5 of the Pricing Letter, no Purchased Mortgage Loans will be subject to any such servicing agreements.
(z)Anti-Money Laundering Laws. Seller has complied with all applicable anti-money laundering and sanctions related laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains,

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and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.
(aa)No Prohibited Persons. Neither Seller, nor, as applicable, its respective Affiliates, officers, directors, partners or members, is an entity or person (or to the Seller’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).
(ab)Hedging. Seller has established a formal hedging policy and program[***], with respect to all of its Mortgage Loans, other than those in respect of which Seller has entered into a Takeout Commitment.
(ac)Subordinated Debt. If Seller has any Subordinated Debt, Seller has provided Buyer with true and complete copies of all material documents evidencing such Subordinated Debt and the subordination thereof.
(ad)MERS. Seller shall and shall cause each Subservicer to (i) be a member in good standing with MERS, and (ii) comply in all material respects with the rules and regulations of MERS in connection with all Purchased Mortgage Loans.
SECTION 12.COVENANTS
On and as of the date of this Agreement and each Purchase Date and at all times until this Agreement is no longer in force, Seller covenants as follows:
(a)Preservation of Existence; Compliance with Law. Seller shall:
(i)Preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business, the failure of which could reasonably be expected to have a Material Adverse Effect or materially impact the Collateral;
(ii)Comply with the requirements of all applicable Requirements of Law, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws), the violation of which would reasonably be expected to have a Material Adverse Effect or materially impact the Collateral;
(iii)Maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Facility Documents, and conduct its business strictly in accordance with applicable Requirements of Law, the violation of which could reasonably be expected to have a Material Adverse Effect or materially impact the Collateral;
(iv)Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied; and
(v)Permit a representative of Buyer (such representative to be mutually agreed upon by Seller and Buyer), upon reasonable notice (unless an Event of Default shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and

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to discuss its business and affairs with its officers, all to the extent reasonably requested by Buyer, subject to the provisions set forth in Section 17 hereof.
(b)Taxes. Seller shall timely file all material tax returns that are required to be filed by it and shall timely pay all income Taxes and all material amounts of Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted with respect to which adequate reserves have been provided.
(c)Notice of Proceedings or Adverse Change. Seller shall give notice to Buyer of any of the following within the specified time:
(i)Promptly (unless different timing is specified below) after a Responsible Officer of Seller has any knowledge of:
(A)Immediately upon the occurrence of any Default or Event of Default;
(B)any (x) default or event of default under any Indebtedness of Seller, (y) litigation, investigation, regulatory action or proceeding that is pending or threatened by or against Seller in any federal or state court or before any Governmental Authority which, if not cured or if adversely determined, would reasonably be expected to have a Material Adverse Effect or constitute a Default or Event of Default, or (z) Material Adverse Effect with respect to Seller;
(C)any litigation or proceeding that is pending or, to the knowledge of Seller, threatened (x) against Seller in which the amount involved exceeds the Litigation Threshold, in which injunctive or similar relief is sought, or which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, and (y) in connection with any of the Repurchase Assets, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect; or
(D)any Lien or security interest (other than security interests created hereby or under any other Facility Document) on, or claim asserted against, any of the Repurchase Assets.
(ii)As soon as reasonably possible, notice of any of the following events:
(A)a change in the insurance coverage of Seller, with a copy of evidence of same attached;
(B)any material change in accounting policies or financial reporting practices of Seller (other than those changes required in order to comply with applicable law or regulatory requirements);
(C)[reserved];
(D)any Change in Control;
(E)any event, circumstance or condition that has resulted, or has a reasonable possibility of resulting, in a Material Adverse Effect;
(F)any Purchased Mortgage Loan has become a Defective Mortgage Loan, including that any applicable representations and warranties set forth on Schedule 1 hereto ceases to be true, correct, and complete (and providing all applicable details thereof); or
(G)upon Seller becoming aware of any Control Failure with respect to a Purchased Mortgage Loan that is an eMortgage Loan or any eNote Replacement Failure.

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(iii)Promptly, [***] after Seller receives any of the same, deliver to Buyer a true, complete, and correct copy of any schedule, report, notice, or any other document delivered to Seller by any Person pursuant to, or in connection with, any of the Repurchase Assets.
(iv)Promptly, [***] after Seller receives notice of the same, (A) any Mortgage Loan submitted for inclusion into an Agency security and rejected by that Agency for inclusion in such Agency security or (B) any Mortgage Loan submitted to a Takeout Investor (whole loan or securitization) and rejected for purchase by such Takeout Investor.
(v)Simultaneously with the furnishing of the Monthly Compliance Certificate, the termination or nonrenewal of any debt facilities of Seller which have a maximum principal amount (or equivalent) available of more than the two (2) times the Maximum Purchase Amount.
(d)Financial Reporting. Seller shall maintain a system of accounting established and administered in accordance with GAAP, and furnish, or cause to be furnished, to Buyer:
(i)Within ninety (90) days after the close of each fiscal year, Financial Statements, including a statement of income and changes in shareholders’ equity of the Financial Reporting Party for such year, and the related balance sheet as at the end of such year, all in reasonable detail and accompanied by an opinion of an Approved CPA as to said Financial Statements;
(ii)Within thirty (30) days after the end of each calendar month, including the last month of Seller’s fiscal year, the unaudited balance sheets of the Financial Reporting Party as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Financial Reporting Party for such period and the portion of the fiscal year through the end of such period, subject, however, to year-end adjustments. Such reports shall include, without limitation, in clearly delineated line items, the results of Seller’s hedging activities for the applicable period;
(iii)Simultaneously with the furnishing of each of the Financial Statements to be delivered pursuant to subsections (i) and (ii) above, (x) the Monthly Compliance Certificate, and (y) when the end of the subject reporting period coincides with the end of a fiscal quarter, a Servicing Rights Appraisal. All Servicing Rights Appraisals shall be delivered to Buyer no later than thirty (30) days after the applicable “as of” date therefor;
(iv)If applicable, at the request of Buyer and provided such documents are not available on the SEC’s EDGAR website, copies of any 10-Ks, 10-Qs, registration statements and other “corporate finance” SEC filings (other than 8-Ks) by Seller; and
(v)Promptly, from time to time, such other information regarding the business affairs, operations and financial condition of Seller as Buyer may reasonably request.
(e)Visitation and Inspection Rights. Seller shall permit Buyer to inspect and take all other actions permitted under Section 17 hereof.
(f)Reimbursement of Expenses. Seller shall promptly reimburse Buyer for all expenses as the same are incurred by Buyer as required by Sections 15(b) and 17 hereof.
(g)Further Assurances. Seller shall execute and deliver to Buyer all further documents, financing statements, agreements and instruments, and take all further actions that may be required under applicable Requirements of Law, or that Buyer may reasonably request, in order to effectuate the transactions contemplated by this Agreement and the Facility Documents or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created hereby. Seller shall do all things necessary to preserve the Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller will comply with all applicable Requirements of Law and cause the Repurchase Assets to comply with all Requirements of Law. Seller will not allow any default for which Seller is responsible to occur under any Repurchase Assets or any Facility Document

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and Seller shall fully perform or cause to be performed when due all of its obligations under any Repurchase Assets or the Facility Documents.
(h)True and Correct Information. All information, reports, exhibits, schedules, Financial Statements or certificates of Seller or any of the Affiliates thereof or any of their officers furnished to Buyer hereunder and during Buyer’s diligence of Seller will be true and complete and will not omit to disclose any material facts necessary to make the statements therein or therein, in light of the circumstances in which they are made, not misleading. All required Financial Statements, information and reports delivered by Seller to Buyer pursuant to this Agreement shall be prepared in accordance with GAAP, or as applicable, to SEC filings, the appropriate SEC accounting requirements.
(i)ERISA Events.
(i)Promptly upon becoming aware of the occurrence of any Event of ERISA Termination which together with all other Events of ERISA Termination occurring within the prior 12 months involve a payment of money by or a potential aggregate liability of Seller or any ERISA Affiliate thereof or any combination of such entities in excess of the ERISA Liability Threshold, Seller shall give Buyer a written notice specifying the nature thereof, what action Seller or any ERISA Affiliate thereof has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;
(ii)Promptly upon receipt thereof, Seller shall furnish to Buyer copies of (i) all notices received by Seller or any ERISA Affiliate thereof of the PBGC’s intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by Seller or any ERISA Affiliate thereof from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving withdrawal liability in excess of the ERISA Liability Threshold; and (iii) all funding waiver requests filed by Seller or any ERISA Affiliate thereof with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed, and all communications received by Seller or any ERISA Affiliate thereof from the Internal Revenue Service with respect to any such funding waiver request.
(j)Financial Condition Covenants. The Seller shall comply with the Financial Condition Covenants.
(k)Hedging. Seller shall at all times maintain, implement, and adhere to a formal hedging policy and program, acceptable to Buyer, using appropriate Hedge Agreements, covering all of Seller’s Mortgage Loans, other than those subject to a Takeout Commitment, which is managed by an Approved Hedging Manager. Seller shall hedge all of its Mortgage Loans in accordance with Seller’s hedging policies. Seller shall review its hedging policies periodically to confirm that they are being complied with in all material respects and are adequate to meet Seller’s business objectives. In the event Seller makes any material amendment or material modification to its hedging policies, Seller shall promptly notify Buyer of such amendment or modification, and within [***] after such amendment or modification shall deliver to Buyer a complete copy of the amended or modified hedging policies. Additionally, Buyer may in its reasonable discretion request a current copy of its hedging policies at any time. [***].
(l)No Adverse Selection. Seller shall not select Eligible Mortgage Loans to be sold to Buyer as Purchased Mortgage Loans using any type of adverse selection or other selection criteria which would adversely affect Buyer.
(m)Servicer Approval. Seller shall not cause or permit the Purchased Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by Buyer, which approval shall be deemed granted by Buyer with respect to Seller and any Subservicer identified on Schedule 5 to the Pricing Letter (subject to revocation of such approval as provided in this Agreement) with the execution of this Agreement.

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(n)Insurance. Seller shall maintain Fidelity Insurance in an aggregate amount at least equal to the Fidelity Insurance Requirement. Seller shall maintain Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets. Seller shall notify Buyer of any material change in the terms of any such Fidelity Insurance.
(o)Books and Records. Seller shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Repurchase Assets in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Repurchase Assets.
(p)Illegal Activities. Seller shall not engage in any conduct or activity that could subject its assets to forfeiture or seizure.
(q)Material Change in Business. Seller shall not make any material change in the nature of its business as carried on at the date hereof.
(r)Restricted Payments. At any time an Event of Default has occurred and is continuing or would result therefrom, Seller shall not pay, make, declare or incur any liability to pay, make, declare or incur any dividends or other distribution, direct or indirect, on or on account of any shares of its stock (or equivalent equity interest) or any redemption or other acquisition, direct or indirect, of any shares of its stock (or equivalent equity interest) or of any warrants, rights or other options to purchase any shares of its stock (or equivalent equity interest), nor purchase, acquire, redeem or retire any stock (or equivalent equity interest) in itself whether now or hereafter outstanding, nor violate any applicable Subordination Agreement, except that, notwithstanding the foregoing, the Seller shall be permitted at all times to make Tax Distributions, so long as an Event of Default would not result therefrom.
(s)Disposition of Assets; Liens. Seller shall not create, incur, assume or suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any of the Repurchase Assets, whether real, personal or mixed, now or hereafter owned, other than the Liens created in connection with the transactions contemplated by this Agreement; nor shall Seller cause any of the Purchased Mortgage Loans to be sold, pledged, assigned or transferred except as permitted hereunder.
(t)Transactions with Affiliates. Seller shall not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with any Affiliate unless such transaction is (i) not otherwise prohibited in this Agreement, (ii) in the ordinary course of Seller’s business, and (iii) upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate. For the avoidance of doubt, nothing herein prohibits Seller from making or paying any dividend or distributions to its members or shareholders on account of their equity interests in Seller. Provided, however, that no dividend or distribution shall be made or paid in violation of Section 12(r) of this Agreement.
(u)ERISA Matters.
(i)Seller shall not permit any event or condition which is described in the definition of “Event of ERISA Termination” to occur or exist with respect to any Plan or Multiemployer Plan if such event or condition, together with all other events or conditions described in the definition of Event of ERISA Termination occurring within the prior 12 months, involves the payment of money by or an incurrence of liability of Seller or any ERISA Affiliate thereof, or any combination of such entities in an amount in excess of the ERISA Liability Threshold.
(ii)Seller shall not be an employee benefit plan as defined in Section 3(3) of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and Seller shall not use “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, to

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engage in this Agreement or the Transactions hereunder and transactions by or with Seller are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to any governmental plans within the meaning of Section 3(32) of ERISA.
(v)Consolidations, Mergers and Sales of Assets. Seller shall not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person. Seller shall not (i) cause or permit any change to be made in its name, organizational identification number, identity or corporate structure, each as described in Section 11(h), or (ii) change its jurisdiction of organization, unless it shall have [***].
(w)Underwriting Guidelines. Without the prior written consent of Buyer, Seller shall not materially deviate from the Underwriting Guidelines, as in effect from time to time, in connection with its origination of Purchased Mortgage Loans. Seller shall provide Buyer prompt written notice of any material changes to Seller’s then Underwriting Guidelines[***].
(x)No Amendment or Compromise. Without Buyer’s prior written consent, Seller or those acting on behalf of Seller shall not amend or modify, or waive any term or condition of, or settle or compromise any claim in respect of, any item of the Purchased Mortgage Loans, provided that a Purchased Mortgage Loan may be amended or modified if such amendment or modification does not affect the amount or timing of any payment of principal or interest, extend its scheduled maturity date, modify its interest rate, or constitute a cancellation or discharge of its outstanding principal balance and does not materially and adversely affect the security afforded the Mortgaged Property securing the Mortgage Loan.
(y) Agency Approvals; Servicing. Seller shall maintain its status and approvals as set forth in Section 11(x), in each case in good standing (each such approval, an “Approval”). Should Seller, for any reason, cease to possess all such applicable Approvals to the extent necessary, or should notification to the relevant Agency or Governmental Authority be required, Seller shall so notify Buyer immediately in writing. Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of its applicable Approvals at all times during the term of this Agreement and each outstanding Transaction.
(z)Sharing of Information. Seller hereby allows and consents to Buyer exchanging information related to Seller, its credit, and the Transactions hereunder with third party lenders or facility providers participating in the facility subject to the confidentiality restrictions contained in this Agreement, and Seller shall permit, and hereby authorizes, each such third party lender or facility provider to share such information with Buyer, provided that each such third party lender or facility provider shall be required to agree to confidentiality provisions at least as restrictive as those set forth in this Agreement.
(aa)Indebtedness. In the event that Seller shall incur any additional Indebtedness (other than (i) existing Indebtedness in amounts not to exceed the amounts set forth on Schedule 2 to the Pricing Letter and (ii) usual and customary accounts payable for a mortgage company), Seller shall include such Indebtedness on the next Monthly Compliance Certificate.
(bb) Minimum Reserve Amount. Seller shall at all times maintain the Minimum Reserve Amount in the Reserve Account or such other amount determined by Buyer in good faith at any time and from time to time consistent with market practice. In the event Buyer determines that a Margin Deficit or other deficiency exists, Buyer shall provide Seller prior written notice of such Margin Deficit or deficiency, and Seller shall deposit sufficient funds in the Reserve Account to satisfy the Minimum Reserve Amount, Margin Deficit or other deficiency in accordance with the timing requirements for Margin Deadlines in Section 4(c). Buyer shall have the right, but not the obligation, at any time and from time to time to transfer funds from the Inbound Account or the Haircut Account to the Reserve Account to maintain the Minimum Reserve Amount if Seller fails to deposit funds to satisfy the Minimum Reserve Amount within the timing requirements for Margin Deadlines in Section 4(c) after Buyer provides written notice to Seller of any shortfall.

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SECTION 13.EVENTS OF DEFAULT
If any of the following events (each an “Event of Default”) occur, Buyer shall have the rights set forth in Section 14, as applicable:
(a)Payment Default. Seller shall default in the payment of (A) any amount payable by it hereunder or under any other Facility Document, including, without limitation, the failure to satisfy any Margin Call by the applicable Margin Deadline, (B) Expenses (and such failure to pay Expenses shall continue for more than [***]) or (C) any other Obligations, when the same shall become due and payable, whether at the due date thereof, or by acceleration or otherwise; or
(b)Representation and Warranty Breach. Any representation, warranty or certification made or deemed made herein or in any other Facility Document by Seller or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Mortgage Loans furnished in writing by on behalf of Seller shall prove to have been untrue or misleading in any material respect as of the time made or furnished; provided, however, unless such breach is knowing and intentional, a breach of the representation or warranty set forth in Section 11(g)(i) shall result in the subject Mortgage Loan being a Defective Mortgage Loan and shall not in and of itself constitute an Event of Default; or
(c)Immediate Covenant Default. The failure of Seller to perform, comply with or observe any term, covenant or agreement applicable to Seller contained in any of [***] or [***]; or
(d)Additional Covenant Defaults. Seller shall fail to observe or perform any other covenant or agreement contained in this Agreement (and not identified in clause (c) of Section 13), or in any other Facility Document to which Seller is a party, and if such default shall be capable of being remedied, such failure to observe or perform shall continue unremedied for a period of [***]; or
(e)Judgments. A judgment or judgments for the payment of money in excess of the Litigation Threshold in the aggregate shall be rendered against Seller by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within [***] after the date of entry thereof, and Seller shall not, within said period of [***], or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or
(f)Cross Default. Any “event of default” or any other default which permits a demand for, or requires, the early repayment of obligations due by Seller under any agreement (to the extent not cured, waived or deemed not to exist after the expiration of any applicable grace period under any such agreement) relating to any Indebtedness in excess of [***] of Seller or any default under any Obligation not described in Section 13(a) (after the expiration of any applicable grace period); or
(g)Insolvency Event. An Insolvency Event shall have occurred with respect to Seller; or
(h)Enforceability. For any reason, any Facility Document at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Lien granted pursuant thereto shall fail to be perfected and of first priority, or any Person (other than Buyer) shall contest the validity, enforceability, perfection or priority of any Lien granted pursuant thereto (other than with respect to Liens on any Repurchase Asset), or any party thereto (other than Buyer) shall seek to disaffirm, terminate, limit or reduce its obligations thereunder; or
(i)Liens. (i) Seller shall grant, or suffer to exist, any Lien on any Repurchase Asset (except any Lien in favor of Buyer) and such default continues for [***]; or (ii) neither one of the following is true: (A) the Repurchase Assets shall have been sold to Buyer, or (B)(1)the Liens contemplated hereby are first priority perfected Liens on a substantial portion of the Repurchase Assets

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in favor of Buyer, and (2) are not Liens in favor of any Person other than Buyer and such default under subclause (B)(2) continues for [***]; or
(j)Material Adverse Effect. Buyer shall have determined that a Material Adverse Effect has occurred; or
(k)ERISA. (i) Seller shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 304 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Seller or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, Plan of Seller, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) Plan of Seller shall terminate for purposes of Title IV of ERISA, (v) Seller or any ERISA Affiliate shall, or in the reasonable opinion of Buyer, is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to Plan of Seller; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or
(l)Change in Control. A Change in Control shall have occurred unless otherwise consented to by Buyer; or
(m)Going Concern. Any Financial Reporting Party’s audited Financial Statements or notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of such Financial Reporting Party as a “going concern” or reference of similar import; or
(n)Defective Mortgage Loans. One or more Purchased Mortgage Loans shall be Defective Mortgage Loans and Seller fails to repurchase such Defective Mortgage Loans within [***]; or
(o)Investigations. There shall occur the initiation of any investigation, audit, examination or review of Seller by an Agency, any Governmental Authority, any trade association or consumer advocacy group relating to the origination, sale or servicing of Mortgage Loans by Seller or the business operations of Seller, with the exception of normally scheduled audits or examinations by Seller’s regulators, if Buyer, reasonably believes that such investigation, audit, examination, or review is likely to result in a Material Adverse Effect.
SECTION 14.REMEDIES
(a)If an Event of Default occurs, the following rights and remedies are available to Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by Buyer, in writing:
(i)At the option of Buyer, Buyer shall, upon written notice to Seller, declare the Repurchase Date for each Transaction hereunder to have occurred, if it has not already occurred. Buyer shall (except upon the occurrence of an Insolvency Event of Seller) give notice to Seller of the exercise of such option as promptly as practicable. The Repurchase Date for each Transaction shall be deemed to immediately occur upon the occurrence of an Insolvency Event of Seller, without notice by Buyer.
(ii)If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,
(A)Seller’s obligations in such Transactions to repurchase all Purchased Mortgage Loans, at the Repurchase Price therefor on the Repurchase Date determined in

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accordance with subsection (a)(i) of this Section, (1) shall thereupon become immediately due and payable and (2) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase Price and any other amounts owed by Seller hereunder;
(B)to the extent permitted by applicable Requirements of Law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post-Default Rate in effect following an Event of Default to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section (decreased as of any day by (i) any amounts actually in the possession of Buyer pursuant to clause (C) of this subsection, and (ii) any proceeds from the sale of Purchased Mortgage Loans applied to the Repurchase Price pursuant to subsection (a)(iv) of this Section); and
(C)all Income actually received by Buyer pursuant to Section 5 shall be applied pro rata to the aggregate unpaid Obligations owed by Seller.
(iii)Upon the occurrence of one or more Events of Default, Buyer shall have the right to obtain physical possession of all files of Seller relating to the Purchased Mortgage Loans and the Repurchase Assets and all documents relating to the Purchased Mortgage Loans which are then or may thereafter come into the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer shall request. Buyer shall be entitled to specific performance of all agreements of Seller contained in the Facility Documents.
(iv)At any time on [***] following notice to Seller (which notice may be the notice given under subsection (a)(i) of this Section), in the event Seller has not repurchased all Purchased Mortgage Loans, Buyer may (A) immediately sell, without demand or further notice of any kind, at a public or private sale and at such price or prices as Buyer may deem satisfactory any or all Purchased Mortgage Loans and the Repurchase Assets subject to a such Transactions hereunder and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by Seller hereunder or (B) in lieu of selling all or a portion of such Purchased Mortgage Loans, to give Seller credit for such Purchased Mortgage Loans and the Repurchase Assets in an amount equal to the Market Value of the Purchased Mortgage Loans against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. The proceeds of any disposition of Purchased Mortgage Loans and the Repurchase Assets shall be applied as determined by Buyer.
(v)Seller shall be liable to Buyer for (i) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, reasonable fees and expenses of counsel (including the costs of internal counsel) incurred by Buyer in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.
(vi)Whether or not Buyer has exercised any one or more of its other rights and remedies, Buyer may elect to increase the Pricing Rate to equal the Post-Default Rate.
(vii)Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable Requirements of Law.

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(b)Buyer may exercise one or more of the remedies available hereunder immediately upon the occurrence of an Event of Default and at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.
(c)Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of non-judicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Seller recognizes that non-judicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.
(d)To the extent permitted by applicable Requirements of Law, Seller shall be liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Buyer’s rights hereunder. Interest on any sum payable by Seller to Buyer under this paragraph 14(d) shall be at a rate equal to the Post-Default Rate.
(e)Without limiting the rights of Buyer to pursue all other legal and equitable rights available to Buyer for Seller’s failure to perform its obligations under this Agreement, Seller acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Buyer shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages.
SECTION 15.INDEMNIFICATION AND EXPENSES; RECOURSE
(a)Seller agrees to hold Buyer, its Affiliates, and its respective officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Mortgage Loans relating to or arising out of any taxes incurred or assessed in connection with the ownership of the Mortgage Loans, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, Seller will save, indemnify and hold harmless such Indemnified Party from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, including, without limitation, the reasonable fees and disbursements of its counsel. In no case shall the Seller enter into any settlement agreement that admits wrongdoing on behalf of Buyer or requires Buyer to pay any money or penalty without the written consent of Buyer.
(b)Seller agrees to pay, without duplication, as and when billed by Buyer, all of the out-of-pocket costs and expenses incurred by Buyer in connection with any amendment, supplement or modification to this Agreement, any other Facility Document or any other documents prepared in

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connection herewith or therewith provided that such amendment, supplement or modification was not requested by Buyer. Subject to the preceding sentence, Seller agrees to pay as and when billed by Buyer all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including, without limitation, filing fees and all the reasonable fees, disbursements and expenses of counsel to Buyer, without duplication. Seller agrees to pay, without duplication, Buyer all the reasonable out of pocket due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Mortgage Loans submitted by Seller for purchase under this Agreement, including, but not limited to, those out of pocket costs and expenses incurred by Buyer pursuant to Sections 15(a) and 17 hereof. Notwithstanding the foregoing, Seller shall not be responsible for counsel fees or expenses of Buyer in connection with the preparation of the initial Facility Documents.
(c)The obligations of Seller from time to time to pay the Repurchase Price (including all Price Differential) and all other amounts due under this Agreement shall be full recourse obligations of Seller.
(d)The obligations of Seller under this Section 15 hereof shall survive the termination of this Agreement.
SECTION 16.SERVICING
(a)As a condition of purchasing a Mortgage Loan, Buyer may require Seller to service such Mortgage Loan as agent for Buyer for a term of [***] (the “Servicing Term”), which is renewable as provided in clause (d) below, on the following terms and conditions:
(b)Seller shall service and administer the Purchased Mortgage Loans on behalf of Buyer in accordance with Accepted Servicing Practices, and in accordance with all applicable requirements of the Agencies, Requirements of Law, the provisions of any applicable servicing agreement, and the requirements of any applicable Takeout Commitment and the Takeout Investor, so that the eligibility of the Purchased Mortgage Loan for purchase under such Takeout Commitment is not voided or reduced by such servicing and administration.
(c)If any Mortgage Loan that is proposed to be sold on a Purchase Date is serviced by a servicer other than Seller or any of its Affiliates (a “Subservicer”), or if the servicing of any such Mortgage Loan is to be transferred to a Subservicer, Seller shall provide a copy of the related servicing agreement and a Servicer Notice executed by such Subservicer (collectively, the “Servicing Agreement”) to Buyer prior to such Purchase Date or servicing transfer date, as applicable. Each such Servicing Agreement shall be in form and substance acceptable to Buyer. In addition, Seller shall have obtained the prior written consent of Buyer for such Subservicer to subservice the Purchased Mortgage Loans, which consent may be withheld in Buyer’s sole discretion. In no event shall Seller’s use of a Subservicer relieve Seller of its obligations hereunder, and Seller shall remain liable under this Agreement as if Seller were servicing such Mortgage Loans directly.
(d)Seller shall deliver the physical and contractual master servicing of each Purchased Mortgage Loan, together with all of the related Records in its possession, to Buyer’s designee upon the earliest of (w) the occurrence of a Default or Event of Default hereunder, (x) the termination of Seller as servicer by Buyer, pursuant to this Agreement, (y) the expiration (and non-renewal) of the Servicing Term, or (z) the transfer of servicing to any entity approved by Buyer, and the assumption thereof by such entity. Buyer shall have the right to terminate Seller as master servicer (and any Subservicer as subservicer) of any of the Purchased Mortgage Loans, which right shall be exercisable at any time in Buyer’s sole discretion, upon written notice. In addition, Seller shall deliver the physical and contractual master servicing of each Purchased Mortgage Loan, together with all of the related Records in its possession to Buyer’s designee, upon expiration of the Servicing Term; provided that the Servicing Term and such delivery requirement will be deemed renewed for a like period on the last day of the Servicing Term, and on the last day of each such renewed Servicing Term, in the absence of directions to the contrary from Buyer; provided further that such delivery requirement will no longer apply to any Mortgage Loan, and Seller shall have no further obligation to service such Mortgage Loan as agent for Buyer, upon receipt by Buyer of the Repurchase Price therefor. Seller’s transfer of the Records and the

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physical and contractual servicing under this Section shall be in accordance with customary standards in the industry and such transfer shall include the transfer of the gross amount of all escrows held for the related mortgagors (without reduction for unreimbursed advances or “negative escrows”).
(e)During the period Seller is servicing the Purchased Mortgage Loans as agent for Buyer, Seller agrees that Buyer is the owner of the related Credit Files and Records and Seller shall at all times maintain and safeguard and cause any Subservicer to maintain and safeguard the Credit File for the Mortgage Loan (including photocopies or images of the documents delivered to Buyer), and accurate and complete records of its servicing of the Mortgage Loan; Seller’s possession of the Credit Files and Servicing Records being for the sole purpose of master servicing such Mortgage Loans and such retention and possession by Seller being in a custodial capacity only. Seller hereby grants Buyer a security interest in all servicing fees to secure the obligations of Seller and any Subservicer to service in conformity with this Section and any related Servicing Agreement.
(f)At Buyer’s request, Seller shall promptly deliver to Buyer reports regarding the status of any Mortgage Loan being serviced by Seller, which reports shall include, but shall not be limited to, a description of any default thereunder for more than [***] or such other circumstances that could cause a material adverse effect on such Mortgage Loan, Buyer’s title to such Mortgage Loan or the collateral securing such Mortgage Loan; Seller may be required to deliver such reports until the repurchase of the Mortgage Loan by Seller. Seller shall notify Buyer by [***] if it becomes aware of any payment default that occurs under the Mortgage Loan or any default under any Servicing Agreement that would materially and adversely affect any Mortgage Loan subject thereto.
(g)Seller shall release its custody of the contents of any Credit File or Mortgage File only (i) in accordance with the written instructions of Buyer, (ii) upon the consent of Buyer when such release is required as incidental to Seller’s servicing of the Mortgage Loan, is required to complete the Takeout Commitment or comply with the Takeout Commitment requirements, or (iii) as required by Requirements of Law.
(h)Buyer reserves the right to appoint a successor servicer at any time to service any Mortgage Loan (each a “Successor Servicer”). If Buyer elects to make such an appointment due to a Default or Event of Default, Seller shall be assessed all costs and expenses incurred by Buyer associated with transferring the Mortgage Loans to the Successor Servicer. In the event of such an appointment, Seller shall perform all acts and take all action so that any part of the Credit File and related Records held by Seller, together with all Income and other receipts relating to such Mortgage Loan, are promptly delivered to Successor Servicer, and shall otherwise reasonably cooperate with Buyer in effectuating such transfer. Seller shall have no claim for lost servicing income, lost profits or other damages if Buyer appoints a Successor Servicer hereunder and the servicing fee is reduced or eliminated.
(i)For the avoidance of doubt, Seller retains no economic rights to the servicing of the Purchased Mortgage Loans provided that Seller shall continue to service the Purchased Mortgage Loans hereunder as part of its Obligations hereunder. As such, Seller expressly acknowledges that the Purchased Mortgage Loans are sold to Buyer on a “servicing released” basis.
SECTION 17.DUE DILIGENCE
Seller acknowledges that Buyer, through a designated third party (the “Buyer Diligence Designee”), and Buyer’s regulators, have the right to perform continuing due diligence reviews with respect to the Mortgage Loans and Seller, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller, the Buyer Diligence Designee will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of Seller or Custodian. Seller also shall make available to the Buyer Diligence Designee a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Mortgage Loans from Seller based solely upon the information provided by Seller to Buyer in the Purchased

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Mortgage Loan Schedule and the representations, warranties and covenants contained herein, and that Buyer, through the Buyer Diligence Designee, have the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including, without limitation, ordering broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller or Custodian. Seller further agrees that Seller shall pay all out-of-pocket costs and expenses incurred by Buyer in connection with activities pursuant to this Section 17 (“Due Diligence Costs”); provided, however, that Seller shall not be responsible for Buyer’s Due Diligence Costs in excess of the Due Diligence Cap per year or any Due Diligence Costs incurred in connection with the initial due diligence conducted by Buyer prior to the date hereof.
SECTION 18.ASSIGNABILITY
The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by Seller without the prior written consent of Buyer. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement. Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the Facility Documents pursuant to an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned; provided that with respect to each proposed assignment: (i) Buyer shall provide [***] written notice to Seller and (ii) Buyer shall obtain the written consent of Seller (such consent not to be unreasonably withheld), except that no such written consent shall be required with respect to any assignment to an Affiliate of Buyer or after the occurrence and during the continuance of Event of Default. Upon such assignment, (a) such assignee shall be a party hereto and to each Facility Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it be released from its obligations hereunder and under the Facility Documents. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller.

Upon at least [***] written notice to Seller, Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement; provided, however, that (x) Buyer’s obligations under this Agreement shall remain unchanged, (y) Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (z) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement and the other Facility Documents except as provided in Section 7.

Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 18, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to Seller or any of its Subsidiaries or to any aspect of the Transactions that has been furnished to Buyer by or on behalf of Seller or any of its Subsidiaries; provided that such assignee or participant agrees to hold such information subject to the confidentiality provisions of this Agreement.

In the event Buyer assigns all or a portion of its rights and obligations under this Agreement, the parties hereto agree to negotiate in good faith an amendment to this Agreement to add agency provisions similar to those included in Agreements for similar syndicated repurchase facilities.

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SECTION 20.TRANSFER AND MAINTENANCE OF REGISTER
(a)Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 20, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of Buyer under this Agreement. Any assignment or transfer by Buyer of rights or obligations under this Agreement that does not comply with this Section 20 shall be treated for purposes of this Agreement as a sale by Buyer of a participation in such rights and obligations in accordance with Section 20(b) hereof.
(b)Buyer on behalf of Seller a register (the “Register”) on which it will record Buyer’s rights hereunder, and each Assignment and Acceptance and participation. The Register shall include the names and addresses of Buyer (including all assignees, successors and participants) and the percentage or portion of such rights and obligations assigned. Failure to make any such recordation, or any error in such recordation shall not affect Seller’s obligations in respect of such rights. If Buyer sells a participation in its rights hereunder, it shall maintain as agent of Seller, and provide to Seller the information described in this paragraph and permit Seller to review such information as reasonably needed for Seller to comply with its obligations under this Agreement or under any applicable Requirements of Law.
SECTION 21.HYPOTHECATION OR PLEDGE OF PURCHASED MORTGAGE LOANS
Title to all Purchased Mortgage Loans and Repurchase Assets shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Mortgage Loans. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Mortgage Loans or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Mortgage Loans to any Person, including without limitation, the Federal Home Loan Bank; provided that Buyer provides Seller with prior written notice of any such transactions and in all cases subject to Buyer’s obligation to reconvey the Purchased Assets (and not substitutes therefor) on the Repurchase Date, all at no cost to Seller; provided that any such pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Mortgage Loans shall be subject to Seller’s rights hereunder in such Purchased Mortgage Loans. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Mortgage Loans delivered to Buyer by Seller.
SECTION 22.TAX AND ACCOUNTING TREATMENT
Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, and for accounting purposes, to treat each Transaction as indebtedness of Seller that is secured by the Purchased Mortgage Loans and that the Purchased Mortgage Loans are owned by Seller in the absence of a Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by applicable Requirements of Law or GAAP.
SECTION 23.SET-OFF
In addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law, to set-off and appropriate and apply against any Obligation from Seller or any of Seller’s Affiliate to Buyer or any of Buyer’s Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims or cash, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Buyer or any Affiliate of Buyer to or for the credit or the account of Seller or any Affiliate of Seller. Buyer agrees promptly to notify Seller after any such set off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set off and application.
Buyer shall at any time have the right, in each case until such time as Buyer determines otherwise, to retain, to suspend payment or performance of, or to decline to remit, any amount or property

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that Buyer would otherwise be obligated to pay, remit or deliver to Seller hereunder if an Event of Default or Default has occurred.
SECTION 24.TERMINABILITY
Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived any Default or Event of Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations and warranties and covenants hereunder shall continue and survive.
SECTION 25.NOTICES AND OTHER COMMUNICATIONS
Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by electronic transmission) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person. Except as otherwise provided in this Agreement and except for notices given under Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given (a) when transmitted during business hours at the recipient’s place of business by email (if an email address for such purpose is provided for such Person), (b) when delivered, if delivered by hand (including by courier or overnight delivery service), or (c) in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.
SECTION 26.USE OF THE WAREHOUSE ELECTRONIC SYSTEM AND OTHER ELECTRONIC MEDIA
Seller acknowledges and agrees that Buyer may require or permit certain transactions be conducted electronically using Electronic Records and/or Electronic Signatures. Seller consents to the use of Electronic Records and/or Electronic Signatures whenever expressly required or permitted by Buyer and acknowledges and agrees that Seller shall be bound by its Electronic Signature and by the terms, conditions, requirements, information and/or instructions contained in any such Electronic Records.
Seller agrees to adopt as its Electronic Signature its user identification codes, passwords, personal identification numbers, access codes, a facsimile image of a written signature and/or other symbols or processes as provided or required by Buyer from time to time (as a group, any subgroup thereof or individually, hereinafter referred to as Seller’s Electronic Signature). Seller acknowledges that Buyer will rely on any and all Electronic Records and on Seller’s Electronic Signature transmitted or submitted to by Seller.
Buyer shall not be liable for the failure of either its or Seller’s internet service provider, or any other telecommunications company, telephone company, satellite company or cable company to timely, properly and accurately transmit any Electronic Record or fax copy.
Before engaging in Electronic Transactions with Seller, Buyer may provide Seller, or require Seller to create, user identification codes, passwords, personal identification numbers and/or access codes, as applicable, to permit access to Buyer’s computer information processing system. Each Person permitted access to the Warehouse Electronic System must have a separate identification code and password. Seller shall be fully responsible for protecting and safeguarding any and all user identification codes, passwords, personal identification numbers and access codes provided or required by Buyer. Seller

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shall adopt and maintain security measures to prevent the loss, theft or unauthorized or improper disclosure or use of any and all user identification codes, passwords, personal identification numbers and/or access codes by Persons other than the individual Person who is authorized to use such information. Seller shall notify Buyer immediately in the event (i) of any loss, theft or unauthorized disclosure or use of any of the user identification codes, passwords, personal identification numbers and/or access codes or (ii) Seller has any reason to believe there has been a breach of security or that its access to Warehouse Electronic System is no longer secure for any reason.
Seller understands and agrees that it shall be fully responsible for protecting and safeguarding its computer hardware and software from any and all (a) computer “viruses,” “time bombs,” “trojan horses” or other harmful computer information, commands, codes or programs that may cause or facilitate the destruction, corruption, malfunction or appropriation of, or damage or change to, any of Seller’s or Buyer’s computer information processing systems, including without limitation, all hardware, software, Electronic Records, information, data and/or codes and (b) computer “worms,” “trap doors” or other harmful computer information, commands, codes or programs that enable unauthorized access to Seller’s and/or Buyer’s computer information processing systems, including without limitation, all hardware, software, Electronic Records, information, data and/or codes.
Seller agrees that Buyer may, in its sole discretion and from time to time, without limiting Seller’s liability set forth herein, establish minimum security standards that Seller must, at a minimum, comply with in an effort to (x) protect and safeguard any and all user identification codes, passwords, personal identification numbers and/or access codes from loss, theft or unauthorized disclosure or use; and (y) prevent the infiltration and “infection” of Seller’s hardware and/or software by any and all computer “viruses,” “time bombs,” “trojan horses,” “worms,” “trapdoors” or other harmful computer codes or programs.
If Buyer, from time to time, establishes minimum security standards, Seller shall comply with such minimum security standards within the time period established by Buyer. Buyer shall have the right to confirm Seller’s compliance with any such minimum security standards. Seller’s compliance with such minimum security standards shall not relieve Seller from any of its liability set forth herein.
Whether or not Buyer establishes minimum security standards, Seller shall continue to be fully responsible for adopting and maintaining security measures that are consistent with industry practices as they relate to the risks associated with conducting electronic transactions with Buyer. Seller’s failure to adopt and maintain appropriate security measures or to comply with any minimum security standards established by Buyer may result in, among other things, termination of Seller’s access to Buyer’s computer information processing systems.
Seller understands and agrees that certain elements or components of the Warehouse Electronic System may be provided by third party vendors, and hereby holds Buyer harmless from any liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against Seller relating to or arising out of Seller’s use of the Warehouse Electronic System including, without limitation, the use or failure of any elements or components provided by third party vendors.
SECTION 27.ENTIRE AGREEMENT; SEVERABILITY; SINGLE AGREEMENT
This Agreement, together with the Facility Documents, constitute the entire understanding between Buyer and Seller with respect to the subject matter they cover and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Mortgage Loans. By acceptance of this Agreement, Buyer and Seller each acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that all Transactions hereunder

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constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agree (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that subject to Section 23, Buyer shall be entitled to set off claims and apply property held by it in respect of any Transaction against obligations owing to it in respect of any other Transaction hereunder, (iii) that payments, deliveries, and other transfers made by any of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted, and (iv) to promptly provide notice to the other after any such set off or application.
SECTION 28.GOVERNING LAW
THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER SHALL BE GOVERNED BY E-SIGN.
SECTION 29.SUBMISSION TO JURISDICTION; WAIVERS
BUYER AND SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY:
(i)PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
(ii)CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
(iii)[RESERVED];
(iv)AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND
(v)HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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SECTION 30.NO WAIVERS, ETC.
No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Facility Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.
SECTION 31.CONFIDENTIALITY
Buyer and Seller hereby acknowledge and agree that all written or computer-readable information provided by one party to any other regarding the terms set forth in any of the Facility Documents or the Transactions contemplated thereby (the “Confidential Terms”) shall be kept confidential and shall not be divulged to any Person (other than the Custodian) without the prior written consent of such other party except to the extent that (i) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, or (iii) in the event of an Event of Default Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Mortgage Loans or otherwise to enforce or exercise Buyer’ rights hereunder. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Facility Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that neither the Seller nor Buyer may disclose the name of or identifying information with respect to Buyer or any pricing terms (including, without limitation, the Pricing Rate, Warehouse Fees, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Buyer. In addition, Seller may disclose the Confidential Terms with prior (if feasible) written notice to Buyer, any disclosures or filing required under Securities and Exchange Commission (“SEC”) or state securities’ laws; provided that Seller shall not file the Pricing Letter without Buyer’s prior written consent. The provisions set forth in this Section 31 shall survive the termination of this Agreement.
Notwithstanding anything in this Agreement to the contrary, Seller shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Assets and/or any applicable terms of this Agreement (the “Confidential Information”). Seller understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and Seller agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws. Seller shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the GLB Act) of Buyer or any Affiliate of Buyer, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Seller shall, at a minimum establish and maintain such data security program as is necessary to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information as set forth in the Code of Federal Regulations at 12 C.F.R. Parts 30, 208, 211, 225, 263, 308, 364, 568 and 570. Upon request, Seller will provide evidence reasonably satisfactory to allow Buyer to confirm that Seller has satisfied its obligations as required under this Section. Without limitation, this may include Buyer’s review of audits, summaries of test results, and other equivalent evaluations of Seller. Seller shall notify Buyer immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Buyer or any Affiliate of Buyer provided directly to Seller by Buyer or such Affiliate of Buyer. Seller shall provide such notice to

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Buyer by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual. The provisions set forth in this Section shall survive the termination of this Agreement.
SECTION 32.INTENT
(a)The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended and that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code.
(b)It is understood that either party’s right to liquidate Purchased Mortgage Loans delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 14 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.
(c)The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” a “repurchase agreement” and a “securities contract” as such terms are defined in FDIA and any rules, orders or policy statements thereunder.
(d)It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).
SECTION 33.DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS
The parties acknowledge that they have been advised that:
(a)in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;
(b)in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and
(c)in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.
SECTION 34.AUTHORIZATIONS
Any of the persons whose signatures and titles appear on Schedule 3 to the Pricing Letter are authorized, acting singly, to act for Seller, or Buyer, as the case may be, under this Agreement.

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SECTION 35.ACKNOWLEDGEMENT OF ANTI-PREDATORY LENDING POLICIES
Buyer has in place internal policies and procedures that expressly prohibit its purchase of any High Cost Mortgage Loan.
SECTION 36.MISCELLANEOUS
(a)Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Agreement. The parties agree that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign, the UETA and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.
(b)Captions. The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
(c)Acknowledgment. Seller and Buyer hereby acknowledge that:
(i)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Facility Documents;
(ii)Buyer has no fiduciary relationship to Seller and the Seller has no fiduciary relationship to Buyer; and
(iii)no joint venture exists between Buyer and Seller.
(d)Documents Mutually Drafted. Each party hereto agrees that this Agreement each other Facility Document prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.
(e)Amendments. This Agreement and each other Facility Document (other than the EverBank Warehouse Customer Guide) may only be amended by a written instrument signed by Buyer and the Seller. The EverBank Warehouse Customer Guide may be amended from time to time without consent or assent by Seller and such amendments shall be effective immediately upon notice to Seller of the change (whether that notice is sent individually or posted to Warehouse Electronic System) and Mortgage Loans sold to Buyer after the effective date of any such amendment shall be governed by the revised EverBank Warehouse Customer Guide.

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SECTION 37.GENERAL INTERPRETIVE PRINCIPLES
For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;
(b)accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;
(c)references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;
(d)a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;
(e)the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;
(f)the term “include” or “including” shall mean without limitation by reason of enumeration;
(g)all times specified herein or in any other Facility Document (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and
(h)all references herein or in any Facility Document to “good faith” means good faith as defined in Section 1-201(19) of the Uniform Commercial Code as in effect in the State of New York.
SECTION 38.EXISTING MRA
Effective as of the Effective Date, this Agreement amends, replaces, and restates the Existing MRA in its entirety. The terms and conditions of this Agreement supersede, effective as of the Effective Date, the terms and conditions of the Existing MRA, provided, however, that the obligations incurred under the Existing MRA shall not in any circumstance be terminated, extinguished or discharged hereby but shall hereafter be governed by the terms of this Agreement. This Agreement is not intended to constitute a novation.
[THIS SPACE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.
BUYER:
EVERBANK, N.A.
By:    /s/ Kate Walton
Name: Kate Walton
Title: President
EverBank, N.A.
301 W. Bay Street
Jacksonville, Florida 32202
Attention: [***]
E-mail: [***]
Telephone No.: [***]

with copies to:
EverBank, N.A.
618 Chestnut Street
Hinsdale, Illinois 60521
Attention: Associate General Counsel
E-mail: [***]
Telephone No.: [***]
Signature Page to the Amended and Restated Master Repurchase Agreement
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SELLER:
LOANDEPOT.COM, LLC
By:    /s/ David Hayes
Name: David Hayes
Title: CFO
Address for Notices:

loanDepot.com, LLC
6561 Irvine Center Drive
Irvine, California 92618
Attention: [***]
E-mail: [***]
Telephone No.: [***]

With a copy to:

loanDepot.com, LLC
6561 Irvine Center Drive
Irvine, California 92618
Attention: General Counsel
E-mail: [***]

Signature Page to the Amended and Restated Master Repurchase Agreement
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SCHEDULE 1
SCHEDULE OF REPRESENTATIONS AND WARRANTIES REGARDING MORTGAGE LOANS [***]
    Sch. 1-1
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EXHIBIT A
FORM OF OPINIONS
[***]
    Exh. A-1
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EXHIBIT B
FORM OF SERVICER NOTICE
[***]
    Exh. B-1
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EXHIBIT C
POWER OF ATTORNEY
[***]

Exh. C-1
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Exh. C-2
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